UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under Rule 14a-12

REXNORD CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

on July 28, 2016

To the Stockholders of Rexnord Corporation:

Rexnord Corporation will hold its annual meeting of stockholders at its corporate offices at the Water Council Building, 247 Freshwater Way, Milwaukee, Wisconsin 53204, on Thursday, July 28, 2016, at 9:00 a.m. Central Time, for the following purposes:

1.	To elect four directors to serve for three-year terms expiring in fiscal 2020;

2.	To approve the amendment to, and restatement of, the Rexnord Corporation Performance Incentive Plan;

3.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2017; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Rexnord Corporation’s stockholders of record at the close of business on May 31, 2016, will be entitled to vote at the meeting or any adjournment of the meeting. On or about June 10, 2016, we expect to mail stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report, as well as vote, online.

We call your attention to the proxy statement accompanying this notice, which contains important information about the matters to be acted upon at the meeting.

By order of the Board of Directors

Patricia M. Whaley
Vice President, General Counsel and Secretary

Milwaukee, Wisconsin

June 9, 2016

You may vote in person or by using a proxy as follows:

• By internet:	Go to www.voteproxy.com. Have the notice we sent to you in hand when you access the website. You will need the control number from the notice to vote.

• By telephone:

Call 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from other countries on a touch-tone telephone. Have the notice we sent you in hand when you call. You will need the control number from the notice to vote.

• By mail:	Please request written materials as provided on page 1 of the proxy statement. Complete, sign and date the proxy card, and return it to the address indicated on the proxy card.

If you later find that you will be present at the meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted.

247 Freshwater Way, Suite 300

Milwaukee, Wisconsin 53204

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

JULY  28, 2016

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	WHEN IS THE PROXY MATERIAL FIRST BEING MADE AVAILABLE TO STOCKHOLDERS?

A:    On or about June 10, 2016, Rexnord Corporation (“Rexnord”, “we” or the “Company”) expects to mail stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy material over the internet.

Q:	WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A PRINTED COPY OF THE PROXY MATERIAL?

A:    Securities and Exchange Commission (“SEC”) rules permit us to provide access to our proxy material over the internet instead of mailing a printed copy of the proxy material to each stockholder. As a result, we are mailing stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy material, including our proxy statement and annual report, and vote via the internet. Stockholders will not receive printed copies of the proxy material unless requested by following the instructions included on the Notice of Internet Availability of Proxy Materials or as provided below.

Important Notice Regarding the Availability of Proxy Materials for

the Stockholder Meeting to Be Held on July 28, 2016

The proxy statement and annual report to security holders are available at

http://www.astproxyportal.com/ast/17558

Q:	HOW CAN STOCKHOLDERS REQUEST PAPER COPIES OF THE PROXY MATERIAL?

A:    Stockholders may request that paper copies of the proxy material, including an annual report, proxy statement and proxy card, be sent to them without charge as follows:

• By internet:	http://www.amstock.com/proxyservices/requestmaterials.asp

• By e-mail:	info@amstock.com

• By telephone:	888-Proxy-NA (888-776-9962) in the United States or 718-921-8562 from other countries

When you make your request, please have available your personal control number contained in the notice we mailed to you. To assure timely delivery of the proxy material before the annual meeting, please make your request no later than July 14, 2016.

Q:	WHAT AM I VOTING ON?

A:    At the annual meeting you will be voting on three proposals:

1.	The election of four directors to serve for three-year terms expiring in fiscal 2020. This year’s board nominees are:

• Mark S. Bartlett	• George C. Moore

• David C. Longren	• John M. Stropki

2.	A proposal to approve the amendment to, and restatement of, the Rexnord Corporation Performance Incentive Plan (the “Incentive Plan”).

3.	A proposal to ratify the selection of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for fiscal 2017.

Q:	WHAT ARE THE BOARD’S VOTING RECOMMENDATIONS?

A:    The board of directors is soliciting this proxy and recommends the following votes:

1.	FOR each of the board’s nominees for election as director.

2.	FOR approval of the amendment to, and restatement of, the Incentive Plan.

3.	FOR the ratification of the selection of E&Y as the Company’s independent registered public accounting firm for fiscal 2017.

Q:	WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

A:    To conduct the annual meeting, a majority of the shares entitled to vote must be present in person or by duly authorized proxy. This is referred to as a “quorum.” Abstentions and shares that are the subject of broker non-votes will be counted for the purpose of determining whether a quorum exists; shares represented at a meeting for any purpose are counted in the quorum for all matters to be considered at the meeting. All of the voting requirements below assume that a quorum is present.

Directors are elected by a plurality of the votes cast in person or by proxy at the meeting, and entitled to vote on the election of directors. “Plurality” means that the individuals who receive the highest number of votes are elected as directors, up to the number of directors to be chosen at the meeting. Any votes attempted to be cast “against” a candidate are not given legal effect and are not counted as votes cast in the election of directors. Therefore, any shares that are not voted, whether by withheld authority, broker non-vote or otherwise, have no effect in the election of directors except to the extent that the failure to vote for any individual results in another individual receiving a relatively larger number of votes.

An affirmative vote of a majority of the shares represented at the meeting and entitled to vote thereon is required to approve the amendment and restatement of the Incentive Plan. Abstentions will act as votes against this proposal; however, broker non-votes will have no effect on this vote.

An affirmative vote of a majority of the shares represented at the meeting and entitled to vote thereon is required for the ratification of the selection of E&Y as the Company’s independent registered public accounting firm for fiscal 2017. Consequently, abstentions will act as votes against this proposal. Since brokers have discretionary authority to vote on this proposal, we do not anticipate any broker non-votes with regard to this matter.

Q:	WHAT IF I DO NOT VOTE?

A:    The effect of not voting will depend on how your share ownership is registered. If you own shares as a registered holder and you do not vote, then your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, then your unvoted shares will not affect whether a proposal is approved or rejected.

If you are a stockholder whose shares are not registered in your name and you do not vote, then your bank, broker or other holder of record may still represent your shares at the meeting for purposes of obtaining a quorum. In the absence of your voting instructions, your bank, broker or other holder of record may not be able to vote your shares in its discretion depending on the proposal before the meeting. Your broker may not vote your shares in its discretion in the election of directors; therefore, you must vote your shares if you want them to be counted in the election of directors. In addition, your broker is not permitted to vote your shares in its discretion regarding matters related to executive compensation, including the approval of the amendment and restatement of the Incentive Plan. However, your broker may vote your shares in its discretion on routine matters such as the ratification of the Company’s independent registered public accounting firm.

Q:	WHO MAY VOTE?

A:    You may vote at the annual meeting if you were a stockholder of record as of the close of business on May 31, 2016, which is the “Record Date.” Each outstanding share of common stock is entitled to one vote on each matter presented. As of the Record Date, Rexnord had 101,717,328 shares of common stock outstanding. Any stockholder entitled to vote may vote either in person or by duly authorized proxy.

Q:	HOW DO I VOTE?

A:    You may vote either in person at the annual meeting or in advance of the meeting by authorizing – by internet, telephone or mail – the persons named as proxies on the proxy card, Todd A. Adams, Mark W. Peterson and Patricia M. Whaley, to vote your shares in accordance with your directions. We recommend that you vote as soon as possible, even if you are planning to attend the annual meeting, so that the vote count will not be delayed.

We encourage you to vote via the internet, as it is the most cost-effective method available. If you choose to vote your shares via the internet or by telephone, there is no need for you to request or mail back a proxy card.

• By internet:	Go to www.voteproxy.com. Have the notice we sent to you in hand when you access the website. You will need the control number from the notice to vote.

• By telephone:

Call 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from other countries on a touch-tone telephone. Have the notice we sent you in hand when you call. You will need the control number from the notice to vote.

• By mail:	Please request written materials as provided on page 1 of the proxy statement. Complete, sign and date the proxy card, and return it to the address indicated on the proxy card.

If your shares are not registered in your name, then you vote by giving instructions to the firm that holds your shares rather than using any of the methods discussed above. Please check the voting form from the firm that holds your shares to see if it offers internet or telephone voting procedures.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE REQUEST TO VOTE?

A:    It means your shares are held in more than one account. You should vote the shares on all of your proxy cards. You may help us reduce costs by consolidating your accounts so that you receive only one set of proxy material in the future. To consolidate your accounts, please contact our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), toll-free at 1-800-937-5449.

Q:	WHAT IF I OWN SHARES AS PART OF REXNORD’S 401(k) PLAN?

A:    Stockholders who own shares as part of Rexnord’s 401(k) Plan (the “401(k) Plan”) will receive a separate means for voting the shares held in each account. Shares held by the 401(k) Plan for which participant designations are received will be voted in accordance with those designations; those shares for which designations are not received will be voted proportionally based on the shares for which voting directions have been received from participants in the 401(k) Plan.

Q:	WHO WILL COUNT THE VOTE?

A:    AST, our transfer agent, will use an automated system to tabulate the votes. A representative of the Company will serve as the inspector of election.

Q:	WHO MAY ATTEND THE ANNUAL MEETING?

A:    All stockholders of record as of the close of business on May 31, 2016, may attend the annual meeting. However, seating is limited and will be on a first arrival basis.

To attend the annual meeting, please follow these instructions:

•	Bring proof of ownership of Rexnord common stock and a form of identification; or

•	If a broker or other nominee holds your shares, bring proof of ownership of Rexnord common stock through such broker or nominee and a form of identification.

Q:	CAN I CHANGE MY VOTE AFTER I RETURN OR SUBMIT MY PROXY?

A:    Yes. Even after you have submitted your proxy, you can revoke your proxy or change your vote at any time before the proxy is exercised by appointing a new proxy or by providing written notice to the Corporate Secretary or acting secretary of the meeting and by voting in person at the meeting. Presence at the annual meeting of a stockholder who has appointed a proxy does not in itself revoke a proxy.

If a broker, bank or other nominee holds your shares and you wish to change your proxy prior to the voting thereof, please contact the broker, bank or other nominee to determine whether, and if so how, such proxy can be revoked.

Q:	MAY I VOTE AT THE ANNUAL MEETING?

A:    If you vote through the internet or by telephone, or complete a proxy card, then you may still vote in person at the annual meeting. To vote at the meeting, please give written notice that you would like to revoke your original proxy to the Corporate Secretary or acting secretary of the meeting.

If a broker, bank or other nominee holds your shares and you wish to vote in person at the annual meeting you must obtain a proxy issued in your name from the broker, bank or other nominee; otherwise you will not be permitted to vote in person at the annual meeting.

Q:	WHO IS MAKING THIS SOLICITATION?

A:    This solicitation is being made on behalf of Rexnord by its board of directors. Rexnord will pay the expenses in connection with the solicitation of proxies. Upon request, Rexnord will reimburse brokers, dealers, banks and voting trustees, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material and annual report to the beneficial owners of shares which such persons hold of record. Rexnord will solicit proxies by mailing a Notice of Internet Availability of Proxy Materials to all stockholders; paper copies of the proxy material will be sent upon request as provided above as well as in the Notice of Internet Availability of Proxy Materials. Proxies may be solicited in person, or by telephone, e-mail or fax, by officers and regular employees of Rexnord who will not be separately compensated for those services.

Q:	WHEN ARE STOCKHOLDER PROPOSALS AND STOCKHOLDER NOMINATIONS DUE FOR THE FISCAL 2018 ANNUAL MEETING?

A:    We expect to hold our fiscal 2018 annual meeting of stockholders on July 27, 2017. Under Rule 14a-8 under the Securities Exchange Act of 1934, the Corporate Secretary must receive a stockholder proposal no later than February 10, 2017, in order for the proposal to be considered for inclusion in our proxy material for the fiscal 2018 annual meeting. To otherwise bring a proposal or nomination before the fiscal 2018 annual meeting, you must comply with our bylaws. Currently, our bylaws require written notice to the Corporate Secretary between February 28, 2017, and March 30, 2017. The purpose of this requirement is to assure adequate notice of, and information regarding, any such matter as to which stockholder action may be sought. If we receive your notice before February 28, 2017, or after March 30, 2017, then your proposal or nomination will be untimely. In addition, your proposal or nomination must comply with the procedural provisions of our bylaws. If you do not comply with these procedural provisions, your proposal or nomination can be excluded. Should the board nevertheless choose to present your proposal, the named proxies will be able to vote on the proposal using their best judgment.

Q:	WHAT IS THE ADDRESS OF THE CORPORATE SECRETARY?

A:    The address of the Corporate Secretary is:

Rexnord Corporation

Attn: Patricia M. Whaley

247 Freshwater Way, Suite 300

Milwaukee, Wisconsin 53204

Q:	WILL THERE BE OTHER MATTERS TO VOTE ON AT THIS ANNUAL MEETING?

A:    We are not aware of any other matters that you will be asked to vote on at the annual meeting. Other matters may be voted on if they are properly brought before the annual meeting in accordance with our bylaws. If other matters are properly brought before the annual meeting, then the named proxies will vote the proxies they hold in their discretion on such matters.

For matters to be properly brought before the annual meeting, we must have received written notice, together with specified information, by March 24, 2016. We did not receive notice of any matters by the deadline for this year’s annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table provides certain information regarding the beneficial ownership of our outstanding common stock as of the May 31, 2016 Record Date for:

•	each person or group known to us to be the beneficial owner of more than 5% of our common stock;

•	each of our executive officers named in the Summary Compensation Table herein;

•	each of our current directors and our director nominees; and

•	all of our current directors and executive officers as a group.

Beneficial ownership of shares is determined under the rules of the Securities and Exchange Commission (“SEC”) and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community or marital property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock held by them. Shares of common stock subject to options currently exercisable or exercisable within 60 days of the Record Date, or restricted stock units that vest within that time frame, are deemed outstanding for the purpose of calculating the percentage of outstanding shares of the person holding these securities, but are not deemed outstanding for the purpose of calculating the percentage of outstanding shares owned by any other person.

Name of Beneficial Owner		Shares Beneficially Owned (1)	Percentage of Shares Outstanding
Janus Capital Management LLC	(2)	13,159,848	12.9%
EdgePoint Investment Group Inc.	(3)	10,040,271	9.9%
T. Rowe Price Associates, Inc.	(4)	8,578,809	8.4%
JPMorgan Chase & Co.	(5)	7,519,277	7.4%
FMR LLC	(6)	7,265,088	7.1%
BlackRock, Inc.	(7)	5,894,605	5.8%
The Vanguard Group.	(8)	5,870,950	5.8%
Prudential Financial, Inc.	(9)	5,317,093	5.2%

Todd A. Adams	(10)	1,688,459	1.6%
Mark S. Bartlett		32,908	*
Thomas D. Christopoul		22,908	*
Theodore D. Crandall		5,584	*
Rodney L. Jackson		31,664	*
Paul W. Jones		59,252	*
David C. Longren		5,584	*
George C. Moore		44,965	*
Mark W. Peterson		234,377	*
John M. Stropki	(11)	18,525	*
John S. Stroup		72,303	*
Robin A. Walker-Lee	(12)	6,607	*
Craig G. Wehr		100,845	*
Kevin J. Zaba		11,180	*
Current directors and executive officers as a group (16 persons)	(12)	2,472,974	2.4%

*	Indicates less than one percent

(1)

Amounts include shares subject to stock options that are currently exercisable or are exercisable within 60 days of the Record Date, in accordance with SEC rules, as follows: Mr. Adams (1,614,369), Mr. Bartlett (26,160), Mr. Christopoul (15,097), Mr. Jackson (27,096), Mr. Jones (3,668), Mr. Moore (3,681), Mr. Peterson (225,525), Mr. Stropki (6,273), Mr. Stroup (44,892), Mr. Wehr (97,552), Mr. Zaba (11,021), and all current directors and executive officers as a group (2,161,649).

(2)

Janus Capital Management LLC (“Janus”) filed a Schedule 13G/A, dated February 16, 2016, reporting both sole voting power and sole dispositive power as to 13,159,848 shares of common stock as of December 31, 2015. The report also included INTECH Investment Management and Perkins Investment Management LLC, Janus subsidiaries. The address of Janus, which filed the report as an investment adviser and as a parent holding company, is 151 Detroit Street, Denver, CO 80206.

(3)

EdgePoint Investment Group Inc. and EdgePoint Global Portfolio (collectively, “EdgePoint”) filed a Schedule 13G/A, dated February 16, 2016, reporting both shared voting power and shared dispositive power as to 10,040,271 shares of common stock as of December 31, 2015. The address of EdgePoint, an investment manager, is 150 Bloor Street West, Suite 500, Toronto, Ontario M52 2X9, Canada.

(4)

T. Rowe Price Associates, Inc. (“T. Rowe Price”) filed a Schedule 13G/A, dated February 16, 2016, reporting sole voting power as to 1,880,772 shares of common stock and sole dispositive power as to 8,578,809 shares as of December 31, 2015. The address of T. Rowe Price, which filed the report as an investment adviser, is 100 E. Pratt Street, Baltimore, MD 21202.

(5)

JPMorgan Chase & Co. (“JPMorgan”) filed a Schedule 13G/A, dated January 25, 2016, reporting sole voting power as to 7,107,772 shares of common stock, shared voting power as to 2,257 shares, sole dispositive power as to 7,519,229 shares and shared dispositive power as to 48 shares as of December 31, 2015. JPMorgan filed the report as a parent holding company on behalf of itself and its wholly-owned subsidiaries, JPMorgan Chase Bank, National Association and J.P. Morgan Investment Management Inc. The address of JPMorgan is 270 Park Avenue, New York, NY 10017.

(6)

FMR LLC (“FMR”) filed a Schedule 13G, dated February 12, 2016, reporting sole voting power as to 77,489 shares of common stock and sole dispositive power as to 7,256,088 shares as of December 31, 2015. FMR, a parent holding company, filed the report on behalf of Fidelity Institutional Asset Management Trust Company, FMR Co., Inc. and Abigail P. Johnson, Director, Vice Chairman, Chief Executive Officer and President of FMR. The address of FMR is 245 Summer Street, Boston, MA 02210.

(7)

BlackRock, Inc. (“BlackRock”) filed a Schedule 13G, dated January 22, 2016, reporting sole voting power as to 5,679,038 shares of common stock and sole dispositive power as to 5,894,605 shares as of December 31, 2015. BlackRock filed the report as a parent holding company on behalf of itself and the following subsidiaries: BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd and BlackRock Investment Management, LLC. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(8)

The Vanguard Group (“Vanguard”) filed a Schedule 13G, dated February 10, 2016, reporting sole voting power as to 223,577 shares of common stock, shared voting power as to 6,200 shares, sole dispositive power as to 5,647,373 shares and shared dispositive power as to 5,870,950 shares as of December 31, 2015. Vanguard, an investment adviser, filed the report on behalf of itself and its wholly-owned subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The address of Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.

(9)

Prudential Financial, Inc. (“Prudential”) filed a Schedule 13G, dated February 3, 2016, reporting sole voting power as to 906,425 shares of common stock, shared voting power as to 4,410,668 shares, sole dispositive power as to 906,425 shares and shared dispositive power as to 4,410,668 shares as of December 31, 2015. Prudential, a parent holding company, filed the report on behalf of its indirect subsidiaries, Prudential Retirement Insurance and Annuity Company, Jennison Associates LLC and Quantitative Management Associates LLC. The address of Prudential is 751 Broad Street, Newark, NJ 07102.

(10)

Includes 1,200 shares held in an individual retirement account, but excludes 33,745 shares held in trusts for the benefit of Mr. Adams’ children as to which Mr. Adams does not have voting or dispositive power and therefore disclaims beneficial ownership.

(11)	Includes 5,504 shares held by Mr. Stropki’s spouse.

(12)	Includes 1,023 restricted stock units that vest within 60 days of the Record Date.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Election at this Meeting

Our bylaws provide that the number of directors shall be not less than eight or more than 15, with the number to be set by the board from time to time. The board is currently composed of 10 directors. The board sets its size so that the board will possess, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives and to maintain a sufficient number of independent directors.

Our board of directors is divided into three classes. The members of each class serve staggered, three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. At each annual meeting, our stockholders will elect the successors to one class of our directors. Our executive officers and key employees serve at the discretion of our board of directors. Directors may be removed for cause by the affirmative vote of the holders of a majority of our common stock.

This year’s board nominees for election for terms expiring at the fiscal 2020 annual meeting are Mark S. Bartlett, David C. Longren, George C. Moore and John M. Stropki.

It is our policy that the board of directors should reflect a broad variety of experience and talents. When the Nominating and Corporate Governance Committee of the board determines which directors to nominate for election at any meeting of stockholders, or appoints a new director between meetings, it reviews our director selection criteria and seeks to choose individuals who bring a variety of expertise to the board within these criteria. For further information about the criteria used to evaluate board membership, see “Selection Criteria for Directors” below.

The Nominating and Corporate Governance Committee conducted a search in fiscal 2016 for new directors and hired director search firms, who were paid fees for researching and recommending potential candidates. Theodore D. Crandall and Mr. Longren, who were elected to the board by our other directors effective October 16, 2015, and February 5, 2016, respectively, were first suggested to the Nominating and Corporate Governance Committee for consideration as candidates by those search firms. Mr. Crandall was designated a director in the class whose terms expire at the fiscal 2019 annual meeting and Mr. Longren was designated a director in the class whose terms expire at the fiscal 2017 annual meeting.

The following is information about the experience and attributes of the director nominees and Rexnord’s other directors. Together, the experience and attributes included below provide the reasons that these individuals were selected for board membership and/or nominated for election, as well as why they continue to serve on the board.

Nominees for Election for Terms Expiring at the Fiscal 2020 Annual Meeting

Mark S. Bartlett

Director since 2012

Mr. Bartlett, age 65, is a retired Ernst & Young LLP (“E&Y”) partner. Mr. Bartlett joined E&Y in 1972 and worked there until his retirement in 2012, including having served as Managing Partner of E&Y’s Baltimore office and as Senior Client Service Partner for the Mid-Atlantic Region. Mr. Bartlett is a certified public accountant and has extensive experience serving global manufacturers, as well as companies in other industries. Mr. Bartlett also has experience in mergers and acquisitions, SEC rules and regulations, public offerings and financing alternatives. Mr. Bartlett currently serves as a director, chairman of the audit committee and member of the executive compensation committee of T. Rowe Price Group, Inc., and as a director and member of the audit committee of FTI Consulting, Inc. The board appointed Mr. Bartlett as a director due to his significant accounting experience, as well as his expertise in the manufacturing industry, and in mergers and acquisitions and securities regulation.

David C. Longren

Director since 2016

Mr. Longren, age 57, serves as a Senior Vice President for Polaris Industries, Inc., a designer, engineer and manufacturer of off-road vehicles, snowmobiles, motorcycles and small vehicles, a position he has held since 2015. Mr. Longren has served in various capacities at Polaris since 2003, including Vice President, Off-Road Vehicles, Vice President, Chief Technical Officer, and Director of Engineering for the ATV Division. Prior to joining Polaris, Mr. Longren was a Vice President in the Weapons Systems Division of Alliant Techsystems and Senior Vice President, Engineering and Marketing at Blount Sporting Equipment Group. The Board appointed Mr. Longren as a director due to his extensive product development and innovation experience.

George C. Moore

Director since 2015

Mr. Moore, age 61, has served as a director of Wastequip, Inc., a leading manufacturer of waste handling and recycling equipment in North America, since 2012, of Pro Mach, Inc., a provider of integrated packaging and processing products and solutions, since 2015, and of Encapsys, LLC, a provider of custom microencapsulation services for use in the building and construction, paper, bedding, and personal and household care industries, since 2015. Mr. Moore previously served as Executive Vice President of Rexnord from 2006 to 2012, as our Chief Financial Officer from 2006 to 2008 and as our acting CFO for portions of 2009 and 2010. Mr. Moore served as a director of Jacuzzi Brands Corp. from 2008 to 2009, and as the Executive Vice President and Chief Financial Officer of Maytag Corporation, a manufacturer of major appliances and household products, from 2003 to 2006. Previously, Mr. Moore served as group chief financial officer and group vice president of finance at Danaher Corporation, a manufacturer of process/environmental controls and tools and components, where he was employed from 1993 to 2003. Mr. Moore began his career at Arthur Andersen & Co., a former accounting firm. The Board appointed Mr. Moore as a director due to his extensive financial and accounting experience, including as chief financial officer, at multinational companies.

John M. Stropki

Director since 2014

Mr. Stropki, age 65, is the retired Chairman, Chief Executive Officer and President of Lincoln Electric Holdings, Inc., a global manufacturer of welding, cutting and brazing products. Mr. Stropki served for more than 40 years in a variety of progressively more responsible roles at Lincoln Electric Holdings, Inc., including as its Chairman, CEO and President from 2004 to 2012 and its Executive Chairman until 2013. Mr. Stropki currently serves as a director of The Sherwin-Williams Company (including as lead director and a member of its compensation and management development committee) and Hyster-Yale Materials Handling, Inc. (including as a member of its compensation committee and its nominating and corporate governance committee). The board appointed Mr. Stropki as a director due to his significant management and leadership experience, including as chief executive officer and chairman at a global industrial company with a long history of financial improvement and his experience on other public company boards.

The board recommends that you vote “FOR” each of the four nominees.

Shares represented by proxies will be voted according to instructions provided. A vote marked “withheld” will be considered as a vote withheld from the nominees; any votes attempted to be cast “against” a candidate are not given legal effect and are not counted as votes cast in the election of directors. In the unlikely event that the board learns prior to the annual meeting that a nominee is unable or unwilling to act as a director, which is not foreseen, the proxies will be voted with discretionary authority for a substitute nominee designated by the board of directors.

Continuing Directors Not Standing for Election at this Meeting

Directors Continuing to Serve Until the Fiscal 2018 Annual Meeting

Thomas D. Christopoul

Director since 2013

Mr. Christopoul, age 51, has served as a co-founder and Executive Vice President of 54 Madison Partners, a real estate private equity investment firm, since 2015. He previously served as a Senior Partner and Head of Real Estate Investment, at Cain Hoy Enterprises, LLC, an investment firm launched by Guggenheim Partners, since 2014. Prior to that time, Mr. Christopoul was a Senior Managing Director in the Real Estate Group at Guggenheim Partners, since 2013. Previously, he was a senior advisor at Falconhead Capital, LLC, a boutique private equity firm in New York City, since 2009, and served as executive chairman of two of Falconhead’s portfolio companies – GPSi Holdings, LLC and Rita’s Water Ice Franchise Company. Mr. Christopoul is also an active venture capital investor through Somerset Shore Associates, Inc., a private investment company he founded in 2006. Further, Mr. Christopoul is non-executive Chairman of Hudson Cross, LLC, a travel industry consulting partnership. Mr. Christopoul also serves as a director, member of the audit committee and chairman of the compensation committee of the board of directors of Apollo Residential Mortgage, Inc., and serves on the boards of directors of several private companies. Prior to joining Falconhead in 2009, Mr. Christopoul was President and Chief Executive Officer of Resources Connection, Inc., a multi-national professional services firm from 2008 to 2009; prior thereto, he was an independent member on Resources’ board of directors from 2006 to 2008. The board appointed Mr. Christopoul as a director due to his significant and varied business experience.

Paul W. Jones

Director since 2014

Mr. Jones, age 67, has served as the Non-Executive Chairman of Rexnord since 2015, and is the retired Chairman, Chief Executive Officer and President of A.O. Smith Corporation, a manufacturer of water heating and water treatment systems; he retired in 2014. Prior to joining A.O. Smith in 2004, Mr. Jones was Chairman and Chief Executive Officer of U.S. Can Company, Inc., a leading provider of containers for personal care, household, paint and industrial products, from 1998 to 2002. Mr. Jones previously held various roles, including President and Chief Executive Officer, at Greenfield Industries, Inc., a manufacturer of cutting tools and other material removal products, from 1989 to 1998. Mr. Jones currently serves as a director of A.O. Smith, Federal Signal Corporation, where he chairs the nominating and governance committee and is a member of the compensation and benefits committee, and WEC Energy Group, Inc., where he is a member of the audit and oversight committee. Mr. Jones previously served as a director of Integrys Energy Group, Inc. until its acquisition by WEC Energy Group in 2015, and chaired its financial committee and was a member of its audit committee; he also previously served as a director of Bucyrus International, Inc. until its acquisition by Caterpillar, Inc. in 2011, and chaired its compensation committee. The board appointed Mr. Jones as a director because of his extensive leadership and management experience, including as chief executive officer and chairman, at multinational companies, because he is an experienced strategist focused on enterprise growth and because he is and has been a director of several other publicly traded companies and brings insights as to best practices from those experiences.

John S. Stroup

Director since 2008

Mr. Stroup, age 50, is currently President and Chief Executive Officer, as well as a director, of Belden Inc., a company that designs, manufactures, and markets cable, connectivity, and networking products in markets including industrial enterprise, broadcast and network security. Prior to joining Belden in 2005, Mr. Stroup was employed by Danaher Corporation, a manufacturer of process/environmental controls and tools and components. At Danaher, Mr. Stroup initially served as Vice President, Business Development. He was promoted to President of a division of Danaher’s Motion Group and later to Group Executive of the Motion Group. Prior to that, he was Vice President of Marketing and General Manager with Scientific Technologies Inc. Mr. Stroup serves on our board of directors because he has significant experience in strategic planning and general management of business units of public companies (including as chief executive officer).

Directors Continuing to Serve Until the Fiscal 2019 Annual Meeting

Todd A. Adams

Director since 2009

Mr. Adams, age 45, is our President, Chief Executive Officer and a director. Mr. Adams joined us in 2004 and has served in various roles, including Chief Financial Officer and President of the Water Management segment; he became President and CEO in 2009. Prior to joining us, Mr. Adams held various positions at The Boeing Company, APW Ltd. and Applied Power Inc. (currently Actuant Corporation). Mr. Adams is also a director of Generac Holdings Inc. Mr. Adams serves on our board of directors because he has significant experience in the manufacturing industry and an in-depth knowledge of Rexnord and our business as well as because he is our Chief Executive Officer.

Theodore D. Crandall

Director since 2015

Mr. Crandall, age 60, serves as the Senior Vice President and Chief Financial Officer of Rockwell Automation, Inc., a leading global provider of industrial automation power, control and information solutions, a position he has held since 2007. Prior to that time, Mr. Crandall served in various capacities at Rockwell and related companies, including service as Senior Vice President of the Control Products and Solutions segment and as Senior Vice President of the Component & Packaged Applications Group. Mr. Crandall serves on the board of governors of the National Electrical Manufacturers Association. The board appointed Mr. Crandall as a director due to his extensive financial and accounting experience, including as a chief financial officer of a multinational public company.

Robin A. Walker-Lee

Director since 2015

Ms. Walker-Lee, age 62, is the retired Executive Vice President, General Counsel and Secretary of TRW Automotive Holdings Corp., a leader in automotive safety systems. Ms. Walker-Lee was with TRW Automotive from 2010 until her retirement in 2015. Prior to joining TRW Automotive, she served as Assistant General Counsel of Operations for General Motors Company (together with its predecessor General Motors Corporation, “GM”), an automobile manufacturer, and as General Counsel and Vice President of Public Policy for GM – Latin America, Africa and Middle East; she also served on special assignment to the General Counsel of GM during its bankruptcy restructuring. Ms. Walker-Lee serves on our board of directors because of her significant global business and legal experience, including as general counsel of a public company.

Selection Criteria for Directors

The Company believes it is important for its board to be comprised of individuals with diverse backgrounds, skills and experiences. All board members are generally expected to meet Rexnord’s board member selection criteria, which are listed below:

•	Personal and professional integrity, ethics and values.

•	Experience in corporate or financial management, such as serving as an officer or former officer of a publicly held company.

•	Experience in the Company’s industry and with relevant social policy concerns.

•	Experience as a board member of another publicly held company.

•	Academic expertise in an area of the Company’s operations or financial or other areas relevant to the Company.

•	Practical and mature business judgment.

•	Such other criteria as the board or the nominating and corporate governance committee may from time to time determine.

In addition to the board member selection criteria identified above, the board and the Nominating and Corporate Governance Committee review the board’s composition annually to ensure the right mix of skills, experience and background needed for the foreseeable future and will change the membership mix of the board as required to meet such needs. Important skills and experiences currently identified are as follows:

•	Significant chief executive officer and/or chief operating officer experience in a publicly traded company, or a major division of a publicly traded company.

•	International experience, with an understanding of conducting business on a global basis.

•

Financial and accounting skills and experience in a public accounting firm or a public company, preferably with controller and/or chief financial officer experience, in order to fulfill the SEC requirements of an audit committee “financial expert.”

•	Relevant manufacturing management background from a well-respected manufacturing-based company.

•

Considerable human resources management experience involving the design of both short- and long-term compensation programs, an understanding of benefit plans and experience managing succession planning and leadership development for a successful company.

•	Experience in one or more of the industries that are served by the Company.

The Company’s Corporate Governance Guidelines provide that, if a director experiences a significant change in employment status from the status when that director was most recently elected to the board, the director must inform the chairperson of the change and offer a letter of resignation. The Nominating and Corporate Governance Committee will evaluate the director’s change in status and the board will then decide whether to accept or decline the director’s resignation. The Corporate Governance Guidelines also provide that, as a general policy, executive officers of the Company who are directors will resign from the board upon the termination of their employment with the Company. In addition, the Company’s Corporate Governance Guidelines provide that the board generally will not nominate individuals for election or re-election as directors after they have attained age 72, although a director who reaches age 72 during a term may continue to serve for the remainder of his or her term. Further, the Corporate Governance Guidelines require directors to advise the chairperson of the board and the chairperson of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another board. A non-executive director of the board may serve as a director of another public company only to the extent such position does not conflict or interfere with such person’s service as a director of the Company; an executive director may not serve as a director of another public company without the board’s consent.

The Company’s Corporate Governance Guidelines and Nominating and Corporate Governance Committee Charter state that the Nominating and Corporate Governance Committee will identify candidates without regard to any candidate’s race, color, disability, gender, national origin, religion or creed. The board believes that the use of the Nominating and Corporate Governance Committee’s general criteria, along with non-discriminatory policies, will best promote a board that shows diversity in many respects.

CORPORATE GOVERNANCE

Board of Directors Meetings

Directors are expected to attend each regular and special meeting of the board of directors and each board committee of which the director is a member. The board of directors held four meetings during fiscal 2016. All of the then-current directors attended at least 75% of the total meetings of the board and the committees of the board on which they served during fiscal 2016. The board holds regular meetings at least four times per year, including a meeting in connection with the annual stockholders meeting. It is the Company’s policy that the board will hold an executive session at each regularly scheduled meeting without members of the Company’s management present; Mr. Jones presides at those executive sessions. Upon the request of any independent director (and in any event, not less than annually), the board will hold an executive session without any director who is not an independent director. Directors are expected to attend the annual meeting of stockholders. All of the then-serving directors attended the annual meeting of stockholders held in fiscal 2016, other than former directors Laurence M. Berg and George M. Sherman.

Director Independence

At least a majority of the board of directors must qualify as independent within the meaning of the listing standards of the New York Stock Exchange (the “NYSE”). When making its determinations regarding which directors are independent, the board of directors considers the NYSE rules and also reviews other transactions and relationships, if any, involving the Company and its directors or their family members or related parties. See “Certain Relationships and Related Party Transactions” for information about Rexnord’s policies and practices regarding transactions with members of the board.

The board of directors has affirmatively determined that each of Ms. Walker-Lee and Messrs. Bartlett, Crandall, Christopoul, Jones, Longren, Moore, Stropki and Stroup is independent. Mr. Adams, our President and CEO, is not considered an independent director.

In making its determinations, the board considered that Mr. Bartlett serves as a director of T. Rowe Price Associates, Inc., which is a greater-than-5% holder of Rexnord’s outstanding common stock. Since Mr. Bartlett is not involved in investment decisions by T. Rowe Price or its other decisions relating to ownership or voting of Company common stock, the board determined that such relationship does not affect Mr. Bartlett’s independence.

Board Leadership Structure

The Company has no formal policy regarding the separation or combination of the position of Chairperson and CEO; however, it believes that in the Company’s current circumstances it is advantageous to separate those positions. From time to time, the board reviews and considers the optimal board leadership structure.

During fiscal 2016, Mr. Jones, an independent director, was appointed as Non-Executive Chairman, succeeding George M. Sherman, who retired as of the fiscal 2016 annual meeting. The Company believes that having had Mr. Jones serve as Chairman is an appropriate leadership structure for the board primarily because of his extensive leadership and management experience (including as chief executive officer and chairman) at multinational companies, his experience as a strategist focused on enterprise growth, his current and past directorships at publicly traded companies and his insights as to best practices from those experiences.

Board’s Role in Risk Oversight

It is management’s responsibility to manage the Company’s enterprise risks on a day-to-day basis. Through regular updates and the strategic planning process, the board of directors oversees management’s efforts to ensure that they effectively identify, prioritize, manage and monitor all material business risks to Rexnord’s strategy. In addition, the board delegates certain risk management oversight responsibilities to its committees. The Audit Committee reviews and discusses the Company’s material financial and other risk exposures and the steps management has taken to identify, monitor and control such risks. The Compensation Committee is responsible for overseeing the Company’s compensation programs, including related risks.

Board Committees

The board of directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee. The committees on which directors currently serve are identified in the table below.

Director	Audit	Compensation	Nominating and Corporate Governance	Executive
Todd A. Adams				X
Mark S. Bartlett	Chair
Thomas D. Christopoul		Chair
Theodore D. Crandall	X
Paul W. Jones		X		Chair
David C. Longren			X
George C. Moore	X
John M. Stropki		X
John S. Stroup			Chair	X
Robin A. Walker-Lee			X

Audit Committee

The Audit Committee held four meetings during fiscal 2016. The Audit Committee is composed entirely of non-employee directors who meet the independence and accounting or financial management expertise standards and requirements of the SEC and the NYSE listing standards. Our board of directors has determined that each of Messrs. Bartlett, Crandall and Moore qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

The principal duties and responsibilities of our Audit Committee are as follows:

•	to prepare the annual Audit Committee report to be included in our annual proxy statement;

•	to oversee and monitor our financial reporting process;

•	to oversee and monitor the integrity of our financial statements and internal control system;

•	to oversee and monitor the independence, retention, performance and compensation of our independent auditor;

•	to oversee and monitor the performance, appointment and retention of our senior internal audit staff person;

•	to discuss, oversee and monitor policies with respect to risk assessment and risk management;

•	to oversee and monitor our compliance with legal and regulatory matters; and

•	to provide regular reports to the board.

The Audit Committee also has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.

Compensation Committee

The Compensation Committee held seven meetings during fiscal 2016. The Compensation Committee is composed entirely of directors who meet the independence requirements of the SEC and the NYSE listing standards.

The principal duties and responsibilities of the Compensation Committee are as follows:

•

to review, evaluate and make recommendations to the full board of directors regarding our compensation policies and programs, including the ability to retain consultants to advise the Committee on such matters;

•

to review and approve the compensation of our chief executive officer, other officers and key employees, including all material benefits, option or stock award grants and perquisites and all material employment agreements, confidentiality and non-competition agreements;

•

to review and recommend to the board of directors a succession plan for the chief executive officer and development plans for other key corporate positions as shall be deemed necessary from time to time;

•	to review and make recommendations to the board of directors with respect to our incentive compensation plans and equity-based compensation plans;

•	to administer incentive compensation and equity-related plans;

•	to review and make recommendations to the board of directors with respect to the financial and other performance targets that must be met;

•	to set and review the compensation of members of the board of directors; and

•	to prepare an annual compensation committee report and take such other actions as are necessary and consistent with the governing law and our organizational documents.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of Rexnord Corporation held six meetings during fiscal 2016. The Nominating and Corporate Governance Committee is composed entirely of directors who meet the independence requirements of the NYSE listing standards.

The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:

•	to identify candidates qualified to become directors of the Company, consistent with criteria approved by our board of directors;

•

to recommend to our board of directors nominees for election as directors at the next annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected, as well as to recommend directors to serve on the other committees of the board;

•	to recommend to our board of directors candidates to fill vacancies and newly created directorships on the board of directors;

•	to identify best practices and recommend corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;

•	to develop and recommend to our board of directors guidelines setting forth corporate governance principles applicable to the Company; and

•	to oversee the evaluation of our board of directors and senior management.

The Nomination Process

At an appropriate time prior to each annual meeting of stockholders at which directors are to be elected, the Nominating and Corporate Governance Committee recommends to the board for nomination by the board such candidates as that Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve. In addition, the Nominating and Corporate Governance Committee recommends candidates to join the board at other times during the year, as needed. For example, the Nominating and Corporate Governance Committee recommended that Messrs. Crandall and Longren be added to the board during fiscal 2016.

The Nominating and Corporate Governance Committee will identify and consider candidates suggested by outside directors, management and/or stockholders and evaluate them in accordance with its established criteria. Any recommendations for consideration by that Committee should be sent to the Corporate Secretary in writing, together with appropriate biographical information concerning each proposed nominee, at least 120 days but not more than 150 days prior to the first anniversary of the date of the preceding year’s annual meeting. Our bylaws also set forth certain requirements for stockholders wishing to nominate director candidates directly for consideration by stockholders. For more information, see “Commonly Asked Questions and Answers About the Annual Meeting – When are stockholder proposals and stockholder nominations due for the fiscal 2018 annual meeting?” above.

Executive Committee

The Executive Committee did not meet during fiscal 2016, although it did take action from time to time by written consent. The primary duty and responsibility of the Executive Committee is to act on behalf of the board of directors in between meetings of the full board, as necessary or appropriate.

Communications with the Board

Any communications to the board of directors should be sent to the attention of Rexnord’s Corporate Secretary, 247 Freshwater Way, Suite 300, Milwaukee, Wisconsin 53204. Any communication sent to the board in care of the Corporate Secretary or any other corporate officer is forwarded to the board. There is no screening process, and any communication will be delivered directly to the director or directors to whom it is addressed. Any other procedures which may be developed, and any changes in those procedures, will be posted as part of our Corporate Governance Guidelines on Rexnord’s website at www.rexnord.com/investors.

Availability of Code of Business Conduct and Ethics, Committee Charters and Other Corporate Governance Documents

We have a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer, or persons performing similar functions. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. The Code of Business Conduct and Ethics is posted on our website at www.rexnord.com/investors. Any substantive amendment to, or waiver from, any provision of the Code of Business Conduct and Ethics with respect to any senior executive or financial officer will also be posted on our website. The information contained on or accessible from our website is not part of this Proxy Statement.

In addition, the board has adopted Corporate Governance Guidelines and a written charter for each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee. The Corporate Governance Guidelines and the charters are available on the Company’s website at www.rexnord.com/investors.

Directors’ Compensation

The table below summarizes the compensation we paid to persons who were non-employee directors of the Company during the fiscal year ended March 31, 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Option Awards (2) ($)	All Other Compensation ($)	Total ($)
Mark S. Bartlett	$70,000	$89,989	$—	$—	$159,989
Laurence M. Berg (3)	30,000	—	—	—	30,000
Thomas D. Christopoul	66,000	89,989	—	—	155,989
Theodore D. Crandall (4)	15,000	37,516	—	—	52,516
Paul W. Jones	60,000	—	—	—	60,000
David C. Longren (5)	—	15,011	—	—	15,011
George C. Moore	60,000	—	—	—	60,000
George M. Sherman (6)	125,000	—	—	—	125,000
John M. Stropki	60,000	89,989	—	—	149,989
John S. Stroup	60,000	89,989	—	—	149,989
Robin A. Walker-Lee (7)	30,000	67,496	—	—	97,496

(1)

During fiscal 2016, Ms. Walker-Lee and Messrs. Bartlett, Christopoul, Crandall, Longren, Stropki and Stroup each received a grant of restricted stock units (“RSUs”) under the Incentive Plan in accordance with the Company’s standard compensation package for non-employee directors. Messrs. Bartlett, Christopoul, Stropki and Stroup received their grants on May 22, 2015, while Ms. Walker-Lee and Messrs. Crandall and Longren received their grants upon joining the board on July 22, 2015, October 16, 2015, and February 5, 2016, respectively. The RSUs vest in three equal annual installments beginning on the first anniversary of the grant date, assuming continued service. The amounts reported reflect the grant date fair value of the RSUs computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC 718”), which requires the Company to recognize compensation expense for stock-related awards granted to our directors based on the estimated fair value of the equity instrument at the time of grant. For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see Note 15 – Stock-Based Compensation to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2016.

Mr. Sherman did not receive equity awards under his compensation package as Non-Executive Chairman. Mr. Berg was not granted RSUs in fiscal 2016 because he received a stock option grant in December 2014 under the Company’s former compensation package for non-employee directors, and Messrs. Jones and Moore did not receive grants of RSUs because they were granted stock options upon joining the board in December 2014 and February 2015, respectively.

(2)	Stock options were not granted to directors in fiscal 2016, but were granted in previous fiscal years.

(3)	Mr. Berg served as a director until July 22, 2015.

(4)	Mr. Crandall was appointed to the board of directors effective October 16, 2015.

(5)	Mr. Longren was appointed to the board of directors effective February 5, 2016.

(6)	Mr. Sherman retired as a director and Non-Executive Chairman on July 22, 2015.

(7)	Ms. Walker-Lee was elected to the board of directors at the fiscal 2016 annual meeting on July 22, 2015.

The following table presents the aggregate number of outstanding stock awards and unexercised options (including any stock awards and options that have not yet vested) held as of March 31, 2016, by each of the persons who served as non-employee directors in fiscal 2016.

Director	Stock Awards Outstanding (#)	Options Outstanding (#)
Mark S. Bartlett	3,492	33,040
Laurence M. Berg	—	41,626
Thomas D. Christopoul	3,492	21,977
Theodore D. Crandall	2,185	—
Paul W. Jones	—	11,003
David C. Longren	883	—
George C. Moore	—	11,043
George M. Sherman	—	1,539,796
John M. Stropki	3,492	9,409
John S. Stroup	3,492	51,772
Robin A. Walker-Lee	3,068	—

Narrative to Directors’ Compensation Table

In fiscal 2016, we paid certain fees and granted equity-based awards to our non-employee directors, as described below. Directors who are also employees of the Company receive no additional compensation for their service as directors. See the executive compensation disclosures below for information related to Mr. Adams’ compensation in fiscal 2016.

Prior to his retirement in July 2015, Mr. Sherman received half of the $250,000 annual fee under his former compensation package for serving as the Non-Executive Chairman; however, Mr. Sherman did not receive the other compensation that the other non-employee directors received in fiscal 2016.

During calendar year 2015, under the outside director compensation program, each non-employee director (other than Mr. Sherman) received annual cash compensation of $60,000, inclusive of board and committee meeting attendance fees, which was paid quarterly after each fiscal quarter of service. In addition, the chair of the Audit Committee received a $10,000 annual cash retainer and the chair of the Compensation Committee received a $6,000 annual cash retainer. Cash retainer amounts were prorated for partial year service. Except as discussed below, each non-employee director also received an annual RSU grant in an amount valued at $90,000 as of the date of grant (subject to variation if there was a delay between the determination date and the formal grant); the equity grant was prorated for partial year service. The RSUs vest in three equal annual installments beginning on the first anniversary of the grant date, assuming continued service.

Beginning in calendar year 2016, the annual cash compensation for non-employee directors under the outside director compensation program was increased to $80,000, inclusive of board and committee attendance fees. In addition, the annual cash retainers for the chairs of the Audit Committee and the Compensation Committee were increased to $15,000 and $10,000, respectively, and an annual cash retainer of $10,000 was established for the chair of the Nominating and Governance Committee. The Non-Executive Chairman now receives an additional annual fee of $60,000 for serving in that role. Cash retainer amounts are paid after each fiscal quarter of service, are prorated for partial year service, and may at a director’s option be paid in Rexnord common stock. Directors can elect to have cash compensation paid in Rexnord stock, as permitted by rules adopted by the Company from time to time. Beginning May 1, 2016, the value of the annual equity award was increased to $110,000 and is granted as RSUs that immediately vest, but are not paid until six months after a director leaves the board.

As described in “–Stock Ownership Guidelines for Directors” below, non-employee directors are subject to stock ownership guidelines.

In fiscal 2016, each non-employee director subject to the standard director compensation program received a grant of RSUs, except for Messrs. Berg, Jones, Moore and Sherman. Mr. Berg, who had received an option grant in December 2014, and Messrs. Jones and Moore, who had received option grants in December 2014 and February 2015, respectively, upon joining the board, did not receive another equity grant in fiscal 2016. As noted above, Mr. Sherman did not receive equity grants in his capacity as the Non-Executive Chairman. On May 22, 2015, the Compensation Committee granted 3,492 RSUs to each of Messrs. Bartlett, Christopoul, Stropki and Stroup. Equity grants were prorated for partial year service; therefore, on July 22, 2015, Ms. Walker-Lee was granted 3,068 RSUs, on October 16, 2015, Mr. Crandall was granted 2,185 RSUs and on February 5, 2016, Mr. Longren was granted 883 RSUs. The RSUs granted to directors in fiscal 2016 vest in three equal annual installments beginning on the first anniversary of the grant date, assuming continued service.

Stock Ownership Guidelines for Directors

The Company believes that it is important for non-employee directors to maintain an equity stake in Rexnord to further align their interests with those of our stockholders. Non-employee directors must comply with stock ownership guidelines as determined from time to time by our board. The ownership guidelines for non-employee directors require that each non-employee director must own Rexnord stock, which includes vested options and vested but deferred RSUs, with a value equal to a minimum of four times the annual cash retainer within five years of his or her initial election to the board. As of the Record Date, Messrs. Bartlett, Christopoul, Jones, Moore, Stropki and Stroup had met the ownership guidelines. The Company believes that all of the non-employee directors will have met their stock ownership guidelines within the specified five-year window.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Rexnord’s officers and directors, and persons who beneficially own more than 10% of Rexnord’s common stock, to file reports of ownership and changes in ownership with the SEC. These “insiders” are required by SEC regulation to furnish Rexnord with copies of all forms they file under Section 16(a).

All publicly-held companies are required to disclose the names of any insiders who fail to make any such filing on a timely basis within the preceding fiscal year, and the number of delinquent filings and transactions, based solely on a review of the copies of the Section 16(a) forms furnished to Rexnord, or written representations that no such forms were required. The Company believes that all of these filing requirements were satisfied on a timely basis for the year ended March 31, 2016. In making these disclosures, Rexnord has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the SEC.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following is a discussion of the material elements of compensation awarded to, earned by, or paid to our Named Executive Officers during our fiscal year ended March 31, 2016. Throughout this discussion, the individuals named in the Summary Compensation Table below are referred to as “Named Executive Officers” and the terms “Compensation Committee” or the “Committee” refer to the compensation committee of the board of directors.

The Committee, in consultation with the board of directors and appropriate outside advisors, oversees our executive compensation agreements, plans and policies and has the authority to approve all matters regarding executive compensation. The Committee seeks to ensure that the total compensation and benefits package provided to executives, including our Named Executive Officers, were reasonable, fair, balanced and competitive and also aligned with stockholders’ interests and the short- and long-term goals of the Company.

The Committee seeks to foster a pay-for-performance culture that places an emphasis on stockholder value creation and makes a portion of each executive’s compensation subject to the performance of the Company. Based upon these criteria, the Committee sets the principles and strategies that guided the design of our executive compensation program.

We compensate our executives through various forms of cash and non-cash compensation. Our executive officer compensation program includes:

•	Cash compensation:

•	base salaries, which are intended to attract and retain highly-qualified individuals and compensation for the executive’s duties, accomplishments, experience and responsibilities; and

•	annual performance-based cash incentive awards, which are intended to reward performance by tying additional cash compensation to specific Company and individual performance;

•	Long-term equity incentive awards, which are performance-based and further align the financial interests of management with those of our stockholders, consisting of:

•

performance stock units (“PSUs”) tied to specific Company metrics that further incent executive officers by providing economic rewards tied to increased enterprise value of the Company over an extended period of time; and

•	stock options, which tie incentives to the appreciation in market value of our stock experienced by stockholders, but which vest over time to achieve a key retention function;

•

Selective employment agreements, and severance and change in control arrangements, that are intended to help assure the continuing availability of the executives’ services over a period of time and protect the Company from competition post-employment, and that provide protection and a degree of certainty to the executives upon certain events, including in connection with a change in control (and utilize a “double trigger” in such situation); and

•

Retirement benefits, as well as a deferred compensation program instituted in fiscal 2016, which are intended to reward long-term service to the Company and provide incentives to remain with us by building benefits and savings for eventual retirement.

General Compensation Philosophy and Objectives of Executive Compensation Programs

The foundation of our executive compensation program is to reward our executives for achieving specific strategic goals of the Company and to align each executive’s interests with those of our stockholders. We believe that rewarding executives for superior levels of performance will result in significant long-term value creation for us and our stockholders. As a result, we believe that the compensation packages we provide to executives, including the Named Executive Officers, must include both cash-based and equity-based elements that reward near- and long-term performance. The Committee or its designated member, with input from the Chief Executive Officer (“CEO”) (for executives other than himself), evaluates the performance of our executives and their compensation packages to ensure that we maintain our ability to retain highly talented key employees and attract new talent, as needed, to successfully grow and lead the organization.

We have recently evolved our programs to further align to our pay-for-performance philosophy, placing a strong emphasis on stockholder value creation and subjecting elements of each executive’s compensation to risk depending on the performance of the Company. As such, we base our executive compensation program on the following philosophies:

•	The compensation program should support the business by establishing an emphasis on balancing critical annual objectives and long-term strategy without encouraging unreasonable risk taking;

•	Each executive’s total compensation should correlate, in part, to his or her relative contribution to the Company and the achievement of individual and/or business (as defined below) goals;

•

The compensation program should drive enterprise financial and operational outcomes in a manner that improves the Company’s operational performance, creates stockholder value and aligns the executives’ interests with the interests of our stockholders, all without encouraging inappropriate risk taking; and

•	Executives should be rewarded for superior performance through annual cash-based incentives and equity compensation.

Our executive compensation program is designed to focus our executives on critical business goals that translate into long-term value creation. As a result, we believe that a meaningful portion of our executives’ compensation should be variable and based, as appropriate, on financial performance of the Company or one of its specific businesses, segments or departments (“businesses”); we have increased that emphasis in recent years. That goal is achieved through our Management Incentive Compensation Plan (the “MICP”), a sub-plan of the Incentive Plan, and through the award of options and PSUs, which are more fully described below. PSUs, which were introduced into our compensation program beginning in fiscal 2016, subject a material element of executive compensation to the achievement of pre-established performance metrics—the relative total stockholder return (“TSR”) of the Company’s common stock as compared to the companies in the S&P 500 Industrial Sector Index and goals related to absolute free cash flow conversion during a three-year performance period. Another element of our executive compensation program is designed to reward annual improvement in personal performance objectives. For each fiscal year, individualized target performance areas are determined for each executive, and a component of each executive’s compensation under the MICP is dependent upon achievement of those objectives. These individualized target performance areas, referred to as annual improvement priorities (“AIPs”), are designed to drive results that meet or exceed the financial targets for the year in areas that are critical to the long-term success of the Company. Our executive compensation program also aims to reward long-term value creation through equity-based awards that help align the financial interests of management with those of our stockholders since the ultimate value of equity-based awards is tied to the value of our stock. In addition, our executive compensation program includes selective employment agreements and change in control and severance arrangements that are intended to facilitate those officers’ commitment and dedication to the Company.

For our CEO in particular, the Committee intends the compensation structure to provide opportunities that are particularly focused on high performance and that emphasize long-term value creation for our business and our stockholders. Further, because of the CEO’s particular role, the design of, and our approach to, CEO compensation may differ from the approach used for other executive officers and key employees within the Company and from the approaches used by other companies. As discussed below, to maintain performance over a period of time following the Company’s initial public offering (“IPO”) in 2012, the Committee set certain compensation arrangements for the CEO at that time, which were intended to provide incentives for an extended period. As the Company has evolved and progressed past the IPO and our former controlling stockholder has reduced and subsequently divested its equity interest, the Committee wishes to accordingly evolve its approach to executive compensation at appropriate intervals and on appropriate terms. The Committee’s current approach will be to review the CEO’s base and incentive compensation annually (e.g., for merit increases and equity grants), but also to conduct a more in-depth review of broader performance and incentive levels periodically. Accordingly, the Committee, along with its independent compensation consultant, Willis Towers Watson, conducted a comprehensive review of the CEO’s compensation programs during fiscal 2016. The Committee’s last in-depth review of the CEO’s compensation programs occurred in fiscal 2012; at that time, the Committee increased the CEO’s base salary (but indicated its intent to maintain that salary level for four years) and also made a significant multi-year non-qualified option grant to the CEO (with no future grants contemplated for approximately four years) in connection with the successful completion of our IPO. Consequently, the Committee had not increased the CEO’s base salary, nor had it granted any equity awards to the CEO, since that time. As part of its in-depth review of the CEO’s compensation programs during fiscal 2016, the Committee reviewed general industry data and peer group comparisons supplied by Willis Towers Watson, which reflected that the CEO’s compensation was now at or below the 25th percentile of such data. As a result of that review, the Committee approved certain changes to the CEO’s compensation, beginning in fiscal 2017, which are designed to position his total compensation near or slightly above the median of peer group comparisons. The Committee believes such changes, which are described below in more detail, to be appropriate in light of the CEO’s performance and contributions to the Company, as well as in order to continue to provide appropriate incentives for him to increase long-term value for our stockholders.

The Committee also considers the results of advisory “say-on-pay” stockholder votes when making compensation decisions. At the fiscal 2016 annual meeting, when the Company’s most recent advisory “say-on-pay” vote was held, over 99% of shares voting approved the compensation of the Company’s executive officers. The Company holds “say-on-pay” votes every three years, which is consistent with the results of the stockholder advisory vote on the frequency of “say-on-pay” votes that was held at the fiscal 2013 annual meeting.

As described in more detail below, our compensation program is composed of elements that are generally paid on a short-term or current basis (such as base salaries and annual performance-based awards) and elements that are generally paid out on a longer-term basis (such as long-term equity incentives and retirement benefits). We believe this mix of short-term and long-term elements allows us to achieve our compensation objectives of attracting and retaining top executives, creating a pay-for-performance culture and emphasizing long-term value creation for us and our stockholders without encouraging unreasonable risk taking. In addition, as described below, in fiscal 2016 and fiscal 2017, the Compensation Committee made changes to our annual cash incentive and long-term equity incentive programs that are designed to further our pay-for-performance culture.

Setting Executive Compensation and the Role of Our Executive Officers in Compensation Decisions

The Committee or its designated member(s) annually reviews and approves all compensation decisions related to our Named Executive Officers. Near the beginning of each fiscal year, the CEO establishes the AIPs for each executive officer other than himself; the Committee or its designated member(s) establishes the AIPs for the CEO. At the end of the year, prior to making the annual compensation determinations for each executive officer, one or more members of the Committee work together with the CEO to review the performance of the Company and its respective businesses, the role of each executive in the various aspects of that performance and the executive’s level of achievement of his or her AIPs. Based on this review, the CEO makes recommendations to the Committee as to the compensation of all senior management, including the Named Executive Officers other than himself. The Committee or its designated member(s) considers these recommendations in making the final determinations. Other than our CEO, none of the Named Executive Officers had any role in determining the fiscal 2016 compensation of other Named Executive Officers. We anticipate that the CEO will continue to have a role in setting the compensation for the senior management of the Company other than himself.

From time to time, the Committee uses compensation consultants to assist in analyzing the Company’s compensation programs and making compensation decisions. The Committee is directly responsible for the appointment, termination, compensation and oversight of the work of any compensation consultants hired by it, and considers the independence of any such consultant prior to retention. The Company provides appropriate funding, as determined by the Committee, for the payment of compensation to the compensation consultants engaged by the Committee.

For example, in fiscal 2012, in anticipation of our IPO and as part of our planning to transition to becoming a public company, the Company used two different compensation consultants to evaluate various aspects of our compensation programs. Willis Towers Watson was engaged to assess the CEO’s compensation package, as well as directors’ compensation and the level of certain long-term equity awards. In addition, management engaged Meridian Compensation Partners, LLC (“Meridian”), another compensation consultant, to review our officers’ cash and non-cash compensation levels, and their appropriate mix, as compared to officers at other companies in our industry, although we did not aim for specific percentile targets. Meridian also assisted with the original design and implementation of the Rexnord Corporation 2012 Performance Incentive Plan (the “Incentive Plan”) and helped benchmark the initial equity grants under the Incentive Plan. The analyses generated by Meridian were shared with, and considered by, the Committee when making its compensation determinations in fiscal 2012 and subsequent years.

In fiscal 2016 and subsequently, Willis Towers Watson provided ongoing advisory services to the Committee on various aspects of its overall compensation practices, including, but not limited to, its long-term incentive compensation program and the related Incentive Plan, the Company’s new deferred compensation plan and the new compensation program for outside directors as well as the comprehensive review of compensation programs for the CEO. After considering the factors set forth in the SEC and NYSE rules, in accordance with the Committee’s charter, the Committee determined that Willis Towers Watson is sufficiently independent to appropriately advise the Committee on compensation matters and that its relationship with Willis Towers Watson does not give rise to any conflict of interest. Going forward, the Committee expects that it will continue to engage compensation consultants when and as appropriate, and will conduct an assessment of consultants’ independence prior to any such engagement.

Fiscal 2016 Executive Compensation Components and Determinations

The principal components of our executive compensation program for the fiscal year ended March 31, 2016 are discussed below.

Base Salary. Historically, the Committee has reviewed base salaries (other than for the CEO) annually and made adjustments from time to time – for example, in connection with promotions and other changes in responsibilities. As discussed above, the Committee now intends to review base salaries annually for all executives and to conduct a comprehensive review of the CEO’s salary and other compensation every several years. In determining base salaries, the Committee considers the executive’s responsibilities, experience, skills, sustained level of performance in the job, performance in the prior year, contribution to overall business goals, publicly-available data, information obtained from compensation consultants and the CEO’s recommendations (with respect to executive officers other than himself). Based on the Committee’s subjective review of these factors, the Committee determines each Named Executive Officer’s base salary.

For fiscal 2016, the Committee continued the practice it started in fiscal 2012 with respect to the CEO’s compensation. In fiscal 2012, based in part on the study by Willis Towers Watson, the Committee structured the CEO’s compensation to be more highly performance-based in order to focus on long-term value creation for stockholders. As such, the Committee set Mr. Adams’ base salary slightly below the peer group market median at that time, but set his annual MICP target cash bonus opportunity above the peer group market median. The Committee believes that this approach promotes its pay-for-performance philosophy. As noted, for fiscal 2017 and going forward, the Committee has changed its approach and will conduct annual reviews and make adjustments, as appropriate.

With respect to the other executives, in fiscal 2016, the Committee approved the cash compensation (base salary and bonus opportunity) as initially presented by management, which reflected the Company’s desire to remain competitive with the market as well as information received from compensation consultants, as discussed above.

Based on the above reviews, the Committee determined the base salaries for the Named Executive Officers as indicated in the following table; the table also contains information showing the percentage change in base salary for each of the Named Executive Officers between fiscal 2016 and fiscal 2015.

Name	Fiscal 2016 Base Salary ($)	Increase in Base Salary Compared to Fiscal 2015 (%)
Todd A. Adams	750,000	—

Mark W. Peterson	425,000	2.4

Kevin J. Zaba	398,000	2.1

Craig G. Wehr	360,000	2.9

Rodney L. Jackson	355,000	1.4

During fiscal 2016, the Committee, with the assistance of Willis Towers Watson, and in accordance with its previously disclosed intentions, conducted an in-depth review of the CEO’s compensation programs. It was determined that Mr. Adams’ overall compensation package was at or below the 25th percentile of general industry survey data and peer group comparisons, with his base salary being significantly below market median. As a result, effective for fiscal 2017, the Committee increased Mr. Adams’ base salary to $900,000 to be comparable to the median of general industry survey data but slightly above the median of the peer group comparisons. The Committee believes this increase is appropriate based on Mr. Adams’ performance and contributions to the Company, and in recognition that his base salary had not been increased since 2012.

For purposes of its fiscal 2016 review, Willis Towers Watson used a peer group of similarly sized industrial manufacturing companies, which consisted of: Actuant Corporation, Acuity Brands Inc., Ametek Inc., Barnes Group Inc., Belden, Inc., Brady Corp., Briggs & Stratton Corporation, Clarcor Inc., Crane Co., Enpro Industries, Inc., Idex Corporation, Kennametal Inc., Lincoln Electric Holdings, Inc., Mueller Industries, Inc., Mueller Water Products, Inc., Nordson Corp., Regal Beloit Corporation, Roper Technologies, Inc., Trimas Corp., Valmont Industries, Inc., Watts Water Technologies, Inc. and Woodward, Inc. (the “Fiscal 2016 Peer Companies”).

With respect to the other Named Executive Officers, the Committee determines annual base salary increases, if any, during its review process in or around June each year. Mr. Peterson received a salary increase for fiscal 2016 reflecting continued efforts to make his base salary competitive with the pay level of other chief financial officers as well as his performance in fiscal 2015. Messrs. Zaba and Jackson joined the Company in fiscal 2015; their salaries were set at the time of their hiring based on the Company’s desire to provide a competitive compensation package and the amount necessary to attract them to join the Company based on negotiations with those persons; as a result of the recent determination of those salary amounts, their fiscal 2016 increases were relatively modest and primarily intended to keep pace with market conditions. Mr. Wehr has been employed by the Company for a longer period of time; his fiscal 2016 salary increase was also set to reflect competitive market conditions as well as his strong performance.

Annual Performance-Based Awards. We believe that a substantial portion of our executive officers’ compensation should be variable, based on the Company’s financial performance, and provide an opportunity to earn additional awards in connection with superior business and individual performance.

Cash incentives for our executive officers are principally awarded through the MICP. The MICP is designed to provide our key officers, including our Named Executive Officers, with appropriate variable incentives to achieve and exceed key annual business objectives by providing performance-based cash compensation in addition to their annual base salary. Under the terms of the MICP, participants are eligible to earn variable cash incentives based upon the achievement by the Company or the respective business, as the case may be, of the corporate financial targets established by the Committee and each executive’s individual performance and achievement of AIPs; all amounts awarded under the MICP are also subject to the overall review, approval and potential adjustment by the Committee.

Near the beginning of each fiscal year, the board of directors, based on input from the CEO and CFO, approves the corporate financial performance targets for the Company and each business, and the Committee uses those to set the financial targets under the MICP; the Committee or its designee sets the AIPs for our CEO; and our CEO establishes the AIPs for all of the other senior management, including the other Named Executive Officers, participating in the MICP. In setting the financial targets, the Company considers its strategic plan and determines what achievement will be required on an annual basis to drive to its multi-year performance commitment.

Under the MICP, each participant’s target incentive amount is based upon a specified percentage of the participant’s annual base salary. In making determinations for fiscal 2016 MICP awards to executive officers and other key personnel, the Committee reviewed, among other factors, the results of the fiscal 2012 compensation consultants’ studies of the Company’s cash compensation, as well as competitive market factors related to hiring new executives. For fiscal 2016, the target incentive amounts for Messrs. Adams, Peterson, Zaba, Wehr and Jackson were 125%, 65%, 65%, 65% and 50% of base salary, respectively. The level for each executive was set so as to incentivize executives to achieve superior corporate and individual results by providing meaningful compensation upon the achievement of established goals. The fiscal 2016 target incentive level for Mr. Adams was set above the market median of CEOs based on the fiscal 2012 peer company review so as to make his compensation particularly focused on value creation for stockholders. However, the Committee also continued its limit on the maximum payment (which was set at 250% of his base salary) that could be earned by Mr. Adams under the MICP; the Committee believed such a cap is appropriate for a public company such as ours, but that the cap is at a sufficiently high level so as to continue to encourage particularly strong performance. During fiscal 2016, the Committee reviewed Mr. Adams’ target incentive level as part of its in-depth review of the CEO’s compensation programs and was advised that his annual target incentive was generally in line with that of the Fiscal 2016 Peer Companies. Notwithstanding that review, but in view of the resulting changes to his base salary and long-term incentive compensation levels, the Committee maintained Mr. Adams’ target incentive percentage and the maximum payment percentage for fiscal 2017.

Under the terms of the MICP, each participant is initially entitled to his or her target incentive amount if 100% of the specified performance targets (“Base Targets”) are achieved. For the Named Executive Officers to be eligible for a minimum incentive under the corporate financial performance metrics, which are subject to adjustment by the Committee in certain extraordinary circumstances, the Company must reach a specified cliff set near the beginning of each fiscal year, which, for fiscal 2016, was at least 90% of either of the respective metrics (which are described in more detail below) with an accelerated payout schedule for attainment as summarized in the below table:

Achievement	90% of Base Targets	100% of Base Targets	105% of Base Targets	110% of Base Targets	115% of Base Targets	120% of Base Targets	125% or > of Base Targets
Financial Factor Payout	50%	100%	112.5%	125%	150%	175%	200% and >*

*

For each additional 5% increase in the percent of Base Target plan achievement above 115%, the financial factor payout will increase 25%; provided, however, that the CEO is subject to a maximum payout, which for fiscal 2016 was a maximum of 250% of the CEO’s base salary.

Except with respect to Mr. Adams, the MICP does not set a limit on the maximum incentive opportunity payable with respect to the corporate financial performance portion of the incentive formula because the Committee believes that the incentive compensation for the fiscal year should increase incrementally as the level of achievement increases, and the Company does not want to discourage executives from striving for superior results. However, the Committee has discretion to increase or decrease the amount actually paid out under the MICP if necessary to account for certain corporate events or other factors that may have disproportionately affected the formulaic results or to adjust for how the formulaic results are calculated. In addition, there is generally no minimum incentive payable under the MICP even if 90% or more of the corporate financial performance metrics are achieved because the incentive payment is subject to the individual’s AIP multiplier (also referred to as personal performance multiplier), which could be 0%. In fiscal 2015, Messrs. Zaba and

Jackson were each guaranteed a minimum MICP payout at the prorated target amount pursuant to arrangements that were negotiated at the time of hire, which the Company believed were necessary to attract the individuals to join Rexnord; the guarantees did not apply in fiscal 2016.

After the corporate financial results have been calculated under the MICP, each individual’s personal performance and AIPs are evaluated by the Committee (for the CEO) and by the CEO (for other executive officers), after which the individual’s personal performance multiplier is applied to determine the amount of the incentive earned. The personal performance multiplier could range from 0% to 150%. The Committee believes it is important for the MICP to align each Named Executive Officer’s compensation with his individual performance and corporate financial performance. Under the MICP, the personal performance objectives are intended to reinforce cross-functional, business teamwork, should generally tie to strategy deployment objectives and should be aggressive, measureable and critical to success of the Company’s business. Beginning in fiscal 2017, the methodology by which each executive officer’s actual personal performance multiplier is determined is changing with regard to the calculation, although the Committee does not intend for an overall change in compensation levels or practice with respect to the incentives actually being paid. The change is intended to maximize potential available tax deductibility to the Company of the related compensation. Prospectively, for executive officers, the personal performance multiplier will remain between 0% and 150%, but with 150% as the base point and the Committee using “negative discretion” to reduce the multiplier to the intended level based on the officer’s performance. The Committee does not intend for this change, by itself, to increase levels of incentive compensation paid or to change its approach in determining the actual multiplier to be used for each individual.

As noted above, Base Targets under the MICP are comprised of Company, or the respective business, financial performance metrics and individual AIPs. For participants whose MICP performance is tied specifically to the Company’s consolidated financial performance, including Messrs. Adams, Peterson and Jackson, the specific metrics in fiscal 2016 were based on consolidated EBITDA and Unlevered Free Cash Flow, each weighted at 50%. For the MICP, we generally define EBITDA as net income plus interest, income taxes, depreciation and amortization, plus adjustments for restructuring, stock-based compensation expense, other (income) expense, LIFO (income) expense, un-budgeted acquisitions, and other non-recurring items, translated at constant currency as used for internal management reporting. We define Unlevered Free Cash Flow, for purposes of the portion of the MICP based on consolidated Company performance, as cash flow from operations less capital expenditures (net of proceeds from the sale of fixed assets, if any), as adjusted for cash interest on the Company’s outstanding debt obligations (to simulate a debt-free capital structure), un-budgeted acquisitions, non-cash excess tax benefits on stock option exercises, the impact of foreign currency translation and, when appropriate, other non-recurring items used for internal management reporting, which in fiscal 2016 included investments for the Company’s supply chain optimization and footprint repositioning initiative. While the MICP metrics may be measured at various levels within the organization, the mechanics of and adjustments to the calculations are substantially the same for all participants in the MICP.

Specifically, in fiscal 2016, the Company used EBITDA in the MICP because it believes EBITDA is an important supplemental measure of performance and is frequently used by analysts, investors and other interested parties in evaluating companies in our industry. Further, the Company used EBITDA because it is used by the Company’s lenders, and often compared by analysts and investors, in evaluating our ability to meet debt service obligations. The Committee used Unlevered Free Cash Flow as a metric under the MICP in fiscal 2016 because the Committee believes it represents the ability to generate cash and, therefore, potentially improve profits, and because it eliminates the impact of cash interest, over which management has relatively little control. It also provides increased transparency around operating cash flow generation and, therefore, aligns the Named Executive Officers’ incentive compensation with a measure over which they more directly control.

Based on its desire to further strengthen the Company’s pay-for-performance philosophy and drive superior operating performance, the Committee modified the group level metrics under the MICP for fiscal 2016. For MICP participants who are not on the consolidated plan, including Messrs. Zaba and Wehr, the specific fiscal 2016 financial metrics were based 100% on Group Operating Cash Flow (defined as the group level EBITDA plus or minus the change in inventory) for the respective business. The Committee chose this measure for each respective business because it believes it correlates to the Company’s strategic goals and aligns stockholders’ interests with that of management.

The Committee’s intention in setting the Base Targets under the MICP for fiscal 2016 was to provide strong incentive for the executives to perform at a high level and create value for our stockholders in order for any annual incentives to be earned, thereby requiring an exceptional level of performance to attain or exceed the target level, without setting so high of targets that they would not be attainable or that it would encourage excessive risk-taking to achieve them. The Committee established the targets for fiscal 2016 near the beginning of the fiscal year. After each fiscal year, the Committee makes a determination as to whether the targets were met, and determines the extent, if any, to which the target incentives should be paid based on these results and other factors. In addition, under the MICP, if any acquisition or disposition of any business by the Company, merger, consolidation, split-up, spin-off, or any unusual or nonrecurring transactions or events affecting the Company, or the financial statements of the Company, or change in applicable laws, regulations, or accounting principles occurs such that an adjustment is determined by the Committee to be appropriate, then the Committee will, in good faith and in such manner as it may deem equitable, adjust the financial targets of the MICP or modify the payouts thereunder. When determining fiscal 2016 results for the metrics under the MICP, the Committee made an adjustment to Unlevered Free Cash Flow to exclude cash recoveries under the Continued Dumping and Subsidy Offset Act. The net effect of the adjustment was to marginally decrease the Unlevered Free Cash Flow results. No discretionary adjustments were made with respect to the results of specific businesses.

With respect to consolidated results, the Committee determined that the Company consolidated EBITDA for purposes of the MICP for fiscal 2016 was below the cliff and did not generate a payout, and that Unlevered Free Cash Flow for purposes of the MICP for fiscal 2016 was $295 million or 110% of the target, which generated a payout amount of 125% of target. As a result, under the MICP formula, the consolidated corporate financial performance factors generated a payout amount of 62.5% of the target at the consolidated level. The financial performance metrics for the applicable businesses resulted in payout amounts of 60% and 110% of target for Messrs. Zaba and Wehr, respectively.

As mentioned above, aggregate incentives under the MICP are weighted to include corporate or specific business financial performance metrics, as well as personal performance; thus, the results under the corporate financial metrics are subject to increase or decrease based on the personal performance multiplier and achievement of AIPs. For fiscal 2016, Mr. Adams’ AIPs focused on overall growth and performance of the Company, and increasing organizational capabilities; Mr. Peterson’s AIPs focused on compliance, cost savings and the financial strength and systems of the Company; Mr. Zaba’s AIPs focused on overall growth and performance of the Power Transmission business; Mr. Wehr’s AIPs focused on overall growth and performance of the Zurn business; and Mr. Jackson’s AIPs focused on mergers and acquisitions targeting inorganic growth.

After completion of the fiscal year, the Committee reviewed the CEO’s level of personal performance and the achievement of AIPs. Additionally, the Committee, along with input from the CEO, reviewed the remaining Named Executive Officers’ level of personal performance and the achievement of AIPs. For fiscal 2016, the personal performance multipliers for the Named Executive Officers other than the CEO varied from 1.07 to 1.13, and the CEO achieved 1.20.

Utilizing the corporate and specific business financial targets, as the case may be, and the personal performance multiplier results, the incentive payments under the MICP were: $703,125 for Mr. Adams; $186,469 for Mr. Peterson; $169,190 for Mr. Zaba; $289,575 for Mr. Wehr; and $118,148 for Mr. Jackson, respectively.

Bonuses. In addition to annual incentive awards under the MICP, the Committee has the authority and discretion to award bonuses or additional performance-based compensation to our executives if the Committee determined that a particular executive has greatly exceeded his or her objectives and goals or made a unique contribution to the Company during the year, or as other circumstances warrant, such as in connection with recruiting executives to join, or incentivizing them remain with, the Company. No discretionary bonuses were awarded to our Named Executive Officers in fiscal 2016.

Long-Term Equity Incentive Awards. The Company and the Committee provide incentives that link our Named Executive Officers’ compensation to the returns experienced by our stockholders, primarily through awards under the Incentive Plan. While certain previously granted options remain outstanding under the Rexnord Corporation 2006 Stock Option Plan (as amended, the “2006 Option Plan”), no further awards may be made under the 2006 Option Plan. At the annual meeting, we are asking our stockholders to approve amendments to the Incentive Plan so that we can continue to offer these types of incentives. For more information, see “Proposal 2: Approval of the Amendment to, and Restatement of, the Rexnord Corporation Performance Incentive Plan” below.

The Committee generally intends to use an annual grant schedule for equity awards. Typically, those grants are made in May each year, shortly following the announcement by the Company of prior year’s earnings; the Committee expects to continue that practice in the future. The Committee may also make other such grants from time to time, which the Committee currently expects to be evaluated on a quarterly basis, based on various facts and circumstances, including but not limited to new hires, changes in roles or responsibilities, individual performance, specific achievements and other associate retention considerations. The Committee believes that equity-based awards play an important role in fostering a pay-for-performance culture, in which incentives are created for our executives to maximize Company performance and align the interests of our executives with those of our stockholders.

Incentive Plan

The Incentive Plan is intended to provide performance incentives to our officers, employees, directors and certain others by permitting grants of equity awards and performance-based cash awards to such persons, to encourage them to maximize our performance and to create value for our stockholders. The Incentive Plan permits the grant of awards that may deliver up to an aggregate of 8,350,000 shares of common stock, subject to limits on the number of shares that may be delivered pursuant to incentive stock options, on the shares that may be delivered on the awards to any individual in a single year and on the number of shares that may be delivered on certain awards that are performance-based awards, within the meaning of Section 162(m) of the Internal Revenue Code. We are asking for stockholder approval of the amendment to, and restatement of, the Incentive Plan at the annual meeting to, among other changes, increase the number shares authorized for future issuance under the Incentive Plan by 3,800,000 shares. The types of permitted awards include incentive and non-qualified stock options, stock appreciation rights, stock bonuses, restricted stock and restricted stock units, performance stock and performance stock units, stock units, phantom stock, dividend equivalents and other similar rights to purchase or acquire shares, as well as cash awards. Awards may vest, over time, upon the occurrence of one or more events or by the satisfaction of performance criteria, or any combination thereof. To the extent that awards are performance-based, they may be based on one or more criteria. In addition to common stock, awards may also be made in similar securities whose value is derived from our common stock or as cash awards.

Importantly, awards with respect to which the grant, vesting, exercisability or payment depend on the achievement of performance goals, such as PSUs (which the Committee began using in fiscal 2016), and awards that are options or stock appreciation rights granted to officers and employees are intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Internal Revenue Code. The Incentive Plan is administered by the Committee.

In fiscal 2012, in connection with our IPO, we granted Mr. Adams a stock option award to acquire up to 937,000 shares of our common stock in order to recognize and reward Mr. Adams’ efforts and success over the years leading up to the offering and to provide him with a significant level of potential stock ownership so as to strengthen the alignment of his interests with those of our stockholders. The option was granted at an exercise price of $18.00 per share, which was the per share IPO price for our common stock. Similarly, in fiscal 2013, Mr. Peterson was granted an option to purchase 225,000 shares with an exercise price of $22.03 per share, the closing price on the grant date. The options granted to Messrs. Adams and Peterson have a maximum term of ten years after the grant date; 50% of the options vested three years after the grant date and the remaining 50% vests five years after the grant date. At the time, the Committee intended these grants to be multi-year grants. However, in view of his performance since the fiscal 2013 grant and the desirability of providing additional incentive tied to metrics that are intended to increase alignment with stockholders’ interests, the Committee decided to make an equity grant to Mr. Peterson in fiscal 2016. As noted and described above, the Committee did not make an equity grant to Mr. Adams in fiscal 2016, but has done so in fiscal 2017 and expects to continue to do so annually.

For fiscal 2016, the Committee, to further its emphasis on performance-based compensation, reviewed its long-term incentive approach and current market practices with input from Willis Towers Watson. As a result of that review, the Committee modified its long-term incentive strategy to include grants of PSUs that vest (or will be forfeited) based in part on the relative TSR of the Company’s common stock as compared to the companies in the S&P 500 Industrial Sector Index during a three-year performance period, and in part on goals related to absolute free cash flow conversion. For executive officers, the PSUs replace time-vested restricted stock units (“RSUs”), which were previously granted to certain executive officers. The Committee selected relative TSR as one of the performance metrics for the PSUs to further strengthen the focus on creating stockholder value and selected absolute free cash flow conversion (defined as free cash flow divided by net income before special items) to reward the efficient generation and use of cash, which also aligns with the Company’s long-term strategic plan. For fiscal 2016, the equity grant allocation formula for the senior leadership team, including the executive officers, was 70% options and 30% PSUs, while other equity plan participants received 70% options and 30% RSUs. The Committee believes that the addition of PSUs and the related changes to the allocation formula further align the interests of our executives with those of our stockholders and thus provides additional motivation for our executives to succeed in the long-term.

On May 22, 2015, the Committee granted certain officers and employees an aggregate of approximately 900,000 options to purchase shares of common stock, approximately 50,000 PSUs and approximately 55,000 RSUs under the Incentive Plan, including to the Named Executive Officers as follows: 75,574 options and 8,400 PSUs to Mr. Peterson; 33,063 options and 3,675 PSUs to Mr. Zaba; 30,702 options and 3,412 PSUs to Mr. Wehr; and 25,978 options and 2,887 PSUs to Mr. Jackson. Mr. Adams did not receive an equity grant in fiscal 2016 because he received a multi-year grant in fiscal 2012. The May 2015 options were granted at $25.77 per share, which was the closing trading price on the NYSE on the date of the grant, vest ratably over three years after the grant date and have a maximum term of ten years after the grant date. The PSUs have 100% cliff vesting after three years and can be earned at levels between 0% and 200% based on satisfaction of the performance conditions. See also the “Outstanding Equity Awards at Fiscal 2016 Year-End” table for information regarding the performance of PSUs as of the end of fiscal 2016.

The Committee intends to make annual or regularly recurring grants of equity awards to our Named Executive Officers and other officers, key employees, directors and consultants. As mentioned above, as part of its in-depth review of the CEO’s compensation in fiscal 2012, Mr. Adams received a significant grant of options in connection with the IPO, with the intention that he would not generally be eligible to receive additional equity awards for four years thereafter, and with the expectation that another significant equity grant would be issued to Mr. Adams in May 2016.

In May 2016, the Committee granted certain officers and employees an aggregate of approximately 2,567,879 options to purchase shares of common stock, approximately 219,266 PSUs and approximately 111,046 RSUs under the Incentive Plan, including to the Named Executive Officers as follows: 1,092,044 options and 134,851 PSUs to Mr. Adams; 98,284 options and 12,137 PSUs to Mr. Peterson; 81,904 options and 10,114 PSUs to Mr. Zaba; 46,412 options and 5,731 PSUs to Mr. Wehr; and 43,682 options and 5,394 PSUs to Mr. Jackson. These options were granted at $19.70 per share, which was the closing trading price on the NYSE on the date of the grant, vest ratably over three years after the grant date and have a maximum term of ten years after the grant date. The PSUs have 100% cliff vesting after three years and can be earned at levels between 0% and 200% based on satisfaction of the performance conditions. The PSUs granted to executive officers, and 92,044 of the options granted to Mr. Adams, are contingent on stockholder approval of the amendment to, and restatement of, the Incentive Plan at the annual meeting.

During fiscal 2016, as part of its review of the compensation programs for the CEO, and with data provided by Willis Towers Watson, the Committee determined that, beginning in fiscal 2017, Mr. Adams would receive annual equity grants in connection with and on similar performance vesting criteria as the Company’s other executive officers so as to provide regularly recurring incentives and to be able to respond more quickly to intervening developments, if appropriate. The expected value of the equity grants to Mr. Adams in fiscal 2017 was set above the median of the Fiscal 2016 Peer Companies, which the Committee believes is appropriate to reinforce its focus on incentive-based compensation, to further its pay-for-performance philosophy and to provide appropriate incentives to increase long-term stockholder value, and in consideration of the absence of equity grants to him in the previous four fiscal years.

2006 Option Plan

Equity awards granted under the 2006 Option Plan were generally provided through grants of options to purchase shares of our common stock. In connection with our IPO, all outstanding unvested options under the 2006 Option Plan were amended to vest solely based on continued employment with the Company over the vesting period. As discussed above, grants are no longer made under the 2006 Option Plan.

Stock Ownership Requirements for Executive Officers. The Committee has adopted stock ownership guidelines for our executive officers, including the Named Executive Officers, to align their interests with the long-term interests of our stockholders and to encourage significant levels of stock ownership. The guidelines are expressed as a multiple of an executive’s base salary. The guidelines require the CEO to own Rexnord stock with a market value equal to six times his base salary and require the executive officers other than the CEO to own three times their base salary within five years of the adoption of the guidelines. Shares owned, performance shares once earned and vested stock options are included in determining the executives’ level of ownership. As of the May 31, 2016 Record Date, four of our executive officers, including the CEO, had met the stock ownership guidelines, and the Company believes that all of the executives will have met their stock ownership guidelines within the specified five-year window.

Employment Agreements; Severance and Change in Control Arrangements; Other Benefits Upon Termination. Historically, the Company generally has not entered into employment agreements with its domestic employees, including with its executive officers in the United States, because the Company believed that management and executives should be treated similarly to other employees and should be subject to at-will employment. Instead, the Company had employment offer letters to set forth the initial terms and conditions of employment, but generally those did not have continuing obligations. That said, the Company has, from time to time, entered into employment agreements, including with its Chief Executive Officer and in connection with acquisitions or significant transactions, in order to retain key individuals.

The Committee has regularly considered whether employment agreements should be adopted more broadly than was the case with its historic practice. One such occasion for doing so was the evaluation of our compensation program following the IPO. In connection with that evaluation and recognizing the new context of being a public company, in November 2012, the Company entered into employment agreements with its three executive officers at the time, including Messrs. Adams and Peterson. The agreement with Mr. Adams, which includes change in control provisions, was amended in fiscal 2016 to extend its initial term for an additional three years, through November 2018. The agreement with Mr. Peterson is being replaced in fiscal 2017 with the change in control and severance arrangements discussed below.

The Company has also entered into change in control, severance and/or retention agreements with other key employees from time to time. For example, in fiscal 2013, in connection with our board of directors’ now-completed evaluation of strategic alternatives for the Company, we entered into retention bonus and change in control severance agreements (“retention and change in control agreements”) with certain key employees, including two of our current executive officers (neither of whom was an executive officer at that time). The retention and change in control agreements were intended to help ensure that the Company continued to retain the services of these key employees, as well as to motivate these individuals, during and after the strategic review process. Under the retention and change in control agreements, each such employee was entitled to receive a stated cash payment upon the earlier of a change in control of the Company (as defined in the agreement) or two years from the date of the agreement, provided that the individual remained employed by the Company through such date and met other stated conditions. In fiscal 2015, the retention benefits under the retention and change in control agreements for Mr. Wehr and one other executive officer vested and they received the stated cash payouts; there are no further retention benefits under those agreements. The retention and change in control agreements also had ongoing provisions related to potential payments upon a change in control of the Company. Executive officers who were hired after the board of directors’ now-completed evaluation of strategic alternatives, including Messrs. Zaba and Jackson, did not have employment agreements or retention and change in control agreements because the Committee had not approved such agreements in the absence of a specific ongoing evaluation process, and, therefore, these officers had the same severance benefits available to the Company’s other, non-executive salaried employees.

To provide more uniform treatment of executive officers, and as part of the Committee’s review of benefits to help assure they remain at appropriate levels, in fiscal 2017, the Company adopted an Executive Change in Control Plan and an Executive Severance Plan, both of which apply to all executive officers other than the CEO and to certain other key employees; in connection therewith, the outstanding employment and retention and change in control agreements with such persons (other than with the CEO) are being terminated. The Executive Change in Control Plan provides potential benefits that are generally consistent with benefits that would have been provided under the prior executive arrangements, with certain adjustments, including the removal of the annual target bonus from the determination of the amount of severance payments and the removal of the rights to receive any prior year unpaid bonus and to receive a pro-rated annual bonus for the year of termination. The Executive Severance Plan formalizes the Company’s practices in the event of a termination of an executive officer without cause other than in connection with a change in control transaction and sets uniform benefits levels, whereas the Company’s general severance practices typically vary based on years of service.

The Committee believes it is important to have employment agreements, and change in control and severance arrangements, to help assure the Company of the continuing availability of the Named Executive Officers’ and other key employees’ services over a period of time and to protect the Company from competition post-employment, as well as to help assure that those individuals will not be distracted by personal interests in the case of a potential acquisition of Rexnord and to maintain their continuing loyalty to the Company. The change in control provisions in the executives’ employment agreements and the Executive Change in Control Plan utilize a “double trigger” before benefits are payable because the Committee did not believe it was appropriate to provide benefits simply upon the change in control if employment is not affected.

For more information regarding the employment agreements, the Executive Change in Control Plan and the Executive Severance Plan, see “Executive Compensation—Employment-Related Agreements and Potential Payments Upon Termination or Change in Control” below.

In addition, for all officers and employees, including the Named Executive Officers, outstanding options granted under the 2006 Option Plan may, and outstanding equity awards granted in fiscal 2016 and prior years under the Incentive Plan will, become fully vested immediately (with PSUs generally vesting at target) if Rexnord experiences certain liquidity events, such as being acquired, as set forth in those plans. However, assuming stockholder approval of the amendment to, and restatement of, the Incentive Plan, awards granted in fiscal 2017 and in the future will have a “double trigger” and will not immediately vest on a liquidity event unless certain other conditions, such as a loss of employment, are met.

Retirement Benefits. Each of our Named Executive Officers participates in qualified defined contribution retirement plans maintained by the Company on substantially the same terms as other participating employees. Mr. Wehr also participates in the Rexnord Non-Union Pension Plan (the “Pension Plan”). None of the other Named Executive Officers participates in any qualified or nonqualified defined benefit pension plans of the Company because participation in the Pension Plan was closed to new employees prior to their respective hire dates.

Benefit payments under the Pension Plan are generally based on average annual compensation – including overtime pay and certain other forms of compensation reportable as wages taxable for federal income tax purposes, but excluding severance payments, amounts attributable to our equity plans and any taxable fringe benefits – for the five consecutive years within the last ten consecutive years preceding termination that produce the highest average. The Pension Plan’s benefits formula also integrates benefit formulas from certain prior plans of former affiliates in which certain participants may have been entitled to participate. Benefits are generally payable as a life annuity for unmarried participants and on a 50% joint and survivor basis for married participants. The full retirement benefit is payable to participants who retire on or after age 65, and a reduced early retirement benefit is available to participants who retire on or after age 55 with 10 years of service. No offsets are made for the value of any social security benefits earned. Benefits under the Pension Plan are frozen except that former participants in one prior plan who were at least age 40 on December 31, 2009, including Mr. Wehr, continue to have additional compensation taken into account and will receive benefits based on the five consecutive years within the final ten consecutive years preceding termination of employment that produce the highest average annual compensation.

Nonqualified Deferred Compensation. To further enhance executive officers’ and other participants’ ability to defer compensation to permit long-term savings, the Company adopted the Rexnord Corporation Deferred Compensation Plan (the “Deferred Plan”), effective January 1, 2016. Pursuant to the Deferred Plan, officers of the Company, including the Named Executive Officers, and other employees selected by the Compensation Committee for participation (“Eligible Participants”) may elect to defer payment of up to 75% of their base salary, annual cash incentive bonus and hiring bonus. Under the Deferred Plan, the Company makes matching contributions equal to 50% of the first 8% of base salary or bonus that each Eligible Participant defers under the Deferred Plan, with the amount of the Company match being capped at 4% of an Eligible Participant’s base salary. In addition, under the Plan, each Eligible Participant is eligible to receive a personal retirement account (“PRA”) contribution from the Company for compensation that is above the compensation limit set forth in Internal Revenue Code Section 401(a)(17). PRA contributions, if any, are made at the Company’s discretion each quarter and range from 0% to 3% of compensation. Company contributions credited to an Eligible Participant’s account will be vested once he or she has been an Eligible Participant for three years.

Eligible Participants may direct the manner in which amounts credited to their accounts are deemed invested by choosing from among investment alternatives that generally parallel those offered under the Company’s 401(k) Plan (except that the Rexnord Stock Fund and any collective investment trusts are not offered under the Deferred Plan). Deemed earnings and losses are periodically credited to Eligible Participants’ accounts based on the investment experience of their deemed investments. Each Eligible Participant may elect to have deferred amounts (as adjusted to reflect deemed earnings experience) distributed after the Eligible Participant’s separation from service in the form of a lump sum payment or in annual installment payments over a period of 5 or 10 years, with certain exceptions for separation from service prior to the attainment of age 60 or upon death. In any event, payments triggered by a separation from service generally will be delayed for six months following such separation as required under Internal Revenue Code Section 409A. Upon the death of an Eligible Participant or a change in control of the Company, an Eligible Participant’s remaining account balance will be distributed in a lump sum.

Other Personal Benefits. The Company and its subsidiaries provide the Named Executive Officers with personal benefits, such as reimbursement of travel expenses, automobile-related benefits, club dues, tax and financial planning assistance, and moving, relocation and temporary housing expenses and reimbursements, all of which the Company believes are reasonable, competitive and consistent with its overall compensation program. In that regard, the Committee has periodically reviewed the benefits provided to the Named Executive Officers. In particular, during fiscal 2016, benefits to the Named Executive Officers included, varying on the particular executive officer, club dues, estate planning assistance, payment for relocation expenses and temporary housing, and an automobile allowance or participation in an automobile leasing program.

Tax Considerations. Section 162(m) of the Code limits the deductibility of compensation in excess of $1.0 million during a fiscal year to certain executive officers of publicly held companies. Exceptions are made for, among other things, performance-based plans approved by stockholders. Stock options and PSUs are included in awards that may be performance-based compensation, as are performance-based cash incentives under the Incentive Plan and the Company’s MICP program. The provisions of Section 162(m) did not generally apply to the Company prior to the IPO, and during fiscal 2016 the Company was in a transition period; however, full compliance with Section 162(m) now will be required to maximize deductibility of covered compensation. Appropriate approvals of the 2006 Stock Plan, the Incentive Plan and the MICP were obtained prior to the IPO, among other reasons, to qualify for an exception from Section 162(m) for any stock options, PSUs or performance-based cash incentives awarded under the plans. Stockholder approval of the amendment to, and restatement of, the Incentive Plan at the annual meeting is intended to allow full tax deductibility of any performance-based awards granted under the Incentive Plan for the next five years. Although the Committee may from time to time determine that compensation above the Section 162(m) threshold is appropriate in certain circumstances, the Committee intends to be mindful of these limitations, and compliance with Section 162(m) as appropriate, going forward.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee during fiscal 2016 was a current or former employee of the Company, nor were there any transactions or relationships involving members of the Compensation Committee that required disclosure under SEC rules.

COMPENSATION COMMITTEE REPORT

The duties and responsibilities of the Compensation Committee of the board of directors are described above under “Corporate Governance—Board Committees—Compensation Committee” and are set forth in a written charter adopted by the board. The charter is available on the Company’s website. The Committee reviews and reassesses this charter annually and recommends any changes to the board for approval.

As part of its duties, the Committee has reviewed and discussed with management the above “Compensation Discussion and Analysis.” Based upon this review and discussion, the Committee recommended to the Company’s board of directors that the “Compensation Discussion and Analysis” be incorporated by reference in the Company’s Annual Report on Form 10-K and be included in this Proxy Statement.

Members of the Compensation Committee at the time of the filing of the Annual Report on Form 10-K and who approved this report:

Thomas D. Christopoul (Chair)

Paul W. Jones

John M. Stropki

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information about the compensation of our CEO, our CFO and the three executive officers who had the highest compensation of our other executive officers (collectively, our “Named Executive Officers”).

Name	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation ($) (6)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Todd A. Adams	2016	$750,000	$—	$ —	$—	$703,125	$1,200	$46,618	$1,500,943
President and Chief Executive Officer	2015	750,000	—	—	—	875,976	—	36,962	1,662,938
	2014	750,000	—	—	—	1,340,600	—	34,106	2,124,706

Mark W. Peterson	2016	423,461	—	240,011	560,003	186,469	219	26,493	1,436,656
Senior Vice President and Chief Financial Officer	2015	410,384	—	—	—	185,453	—	31,476	627,313
	2014	377,307	—	—	—	275,300	—	31,541	684,148

Kevin J. Zaba	2016	396,769	—	105,008	244,997	169,190	—	94,845	1,010,809
Group Executive, President – Process & Motion Control (7)	2015	255,000	102,000	—	2,000,000	169,845	—	64,469	2,591,314

Craig G. Wehr	2016	358,461	—	97,488	227,502	289,575	21,112	18,728	1,012,866
Group Executive, President – Zurn (8)	2015	339,231	423,000	62,430	250,675	229,731	130,080	31,405	1,466,552

Rodney L. Jackson	2016	354,231	—	82,487	192,497	118,148	564	163,280	911,207
Senior Vice President – Business and Corporate Development (9)

(1)

Salary reflects amounts actually paid during the fiscal year. Any amounts deferred under the Rexnord Corporation Deferred Compensation Plan are also included in the “Executive Contributions in Last Fiscal Year” column of the “Nonqualified Deferred Compensation” table below.

(2)

The amounts in column (d) include only bonus payments made outside of our annual MICP. Payments under the MICP are set forth in column (g), “Non-Equity Incentive Plan Compensation.” The amounts in column (d) for fiscal 2015 for Mr. Zaba reflect a negotiated cash signing bonus that he received upon joining Rexnord, and for Mr. Wehr reflect a cash retention payment pursuant to his fiscal 2013 retention and change in control agreement.

(3)

The amounts in columns (e) and (f) reflect the grant date fair value computed in accordance with ASC 718 for equity awards under the Incentive Plan made in each year. ASC 718 requires the Company to recognize compensation expense for stock options and other stock-related awards granted to our employees based on the estimated fair value of the equity instrument at the time of grant. For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of equity awards contained in Note 15 – Stock-Based Compensation to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2016.

The fiscal 2016 grants of PSUs vest based on the relative TSR of the Company’s common stock as compared to companies in the S&P 1500 Industrials Sector Index and on goals related to absolute free cash flow conversion. PSUs are reported in column (e), “Stock Awards,” at target; participants can earn twice the number of PSUs granted for performance at maximum. The value of the fiscal 2016 PSUs at the maximum performance level would be as follows for each Named Executive Officer (other than Mr. Adams who did not receive equity awards in any of the years presented): Mr. Peterson—$480,000; Mr. Zaba—$210,000; Mr. Wehr—$195,000; and Mr. Jackson—$165,000. Grants of stock options and RSUs are not subject to performance conditions.

Please also see the “Grants of Plan-Based Awards in Fiscal 2016” table for further information about equity awards granted in fiscal 2016, and the “Outstanding Equity Awards at Fiscal 2016 Year-End” table for information regarding all outstanding equity awards at the end of fiscal 2016.

(4)

The amounts in column (g) represent the amount payable as cash incentive awards under the Company’s MICP to the Named Executive Officers for the respective fiscal year’s performance. For Mr. Zaba, the amount in column (g) for fiscal 2015 includes a $114,645 guaranteed minimum payment under the MICP that was negotiated at the time he joined the Company. Any amounts deferred under the Rexnord Corporation Deferred Compensation Plan are also included in the “Executive Contributions in Last Fiscal Year” column of the “Nonqualified Deferred Compensation” table below.

(5)

The amount in column (h) represents the increase in the actuarial present value of pension benefits under the Pension Plan between fiscal years. See the “Pension Benefits” table below for further discussion regarding the Pension Plan.

(6)	The amounts in column (i) for 2016 include the items listed in the table below.

Name	Year	401(k) Matching Contribution ($)	401(k) Personal Retirement Account (“PRA”) ($)	Deferred Compensation Plan Company Contribution ($)	Automobile Allowance and Related Expenses ($)	Estate Planning ($)	Club Dues ($)	Moving / Relocation / Commuting Expenses ($) (a)	Total ($)
Todd A. Adams	2016	$ 9,144	$7,950	$ 6,923	$ 8,407	$1,450	$12,744	$ —	$46,618
Mark W. Peterson	2016	8,454	7,950	3,923	5,771	—	395	—	26,493
Kevin J. Zaba	2016	8,737	7,950	—	—	—	—	78,158	94,845
Craig G. Wehr	2016	4,728	7,950	—	1,786	—	4,264	—	18,728
Rodney L. Jackson	2016	10,039	7,950	3,277	14,208	—	—	127,806	163,280

(a)	Consists of temporary housing, furnishings allowances and related expenses for Messrs. Zaba and Jackson.

(7)

Mr. Zaba joined Rexnord as Group Executive, President – Power Transmission during fiscal 2015. The amounts reported above in fiscal 2015 for Mr. Zaba reflect the compensation he received in that fiscal year beginning on his start date. Subsequent to the end of fiscal 2016, Mr. Zaba was named Group Executive, President – Process & Motion Control.

(8)

Mr. Wehr has been the Group Executive, President – Zurn since 2013; however, that position was not considered an executive officer position until fiscal 2015. The amounts reported above in fiscal 2015 for Mr. Wehr include all compensation paid to him by the Company during that fiscal year, including amounts paid when he was not an executive officer. In accordance with SEC rules, information for fiscal 2014 is not required to be presented.

(9)

Mr. Jackson joined Rexnord as Senior Vice President – Business and Corporate Development during fiscal 2015. Mr. Jackson is a Named Executive Officer for the first time based on his fiscal 2016 compensation; therefore, in accordance with SEC rules, information for fiscal 2015 is not required to be presented.

*     *     *

Narrative to Summary Compensation Table

The “Summary Compensation Table” above quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers in fiscal 2016, 2015 and 2014. The primary elements of each Named Executive Officer’s total compensation reported in the table are base salary, long-term equity incentives consisting of PSUs, RSUs and stock options, cash incentive compensation and, for certain Named Executive Officers, signing or retention bonuses and/or accrued benefits under Company retirement plans. Named Executive Officers also earned or were paid the other benefits listed in Column (i) of the “Summary Compensation Table.”

The “Summary Compensation Table” should be read in conjunction with the tables and narrative descriptions that follow, as well as the preceding “Compensation Discussion and Analysis” section. The “Grants of Plan-Based Awards in Fiscal 2016” table, and the description of the material terms of equity awards that follows it, provide information regarding the long-term equity incentives awarded to our Named Executive Officers in fiscal 2016. The “Outstanding Equity Awards at Fiscal 2016 Year-End” table provides further information regarding the Named Executive Officers’ potential realizable value with respect to their outstanding

“Nonqualified Deferred Compensation Plan” table provides information regarding contributions and year-end balances in the Company’s Deferred Compensation Plan. The discussion under “Employment-Related Agreements and Potential Payments Upon Termination or Change in Control” below is intended to further explain potential future payments that are, or may become, payable to our Named Executive Officers under certain circumstances.

Grants of Plan-Based Awards in Fiscal 2016

The following table presents information about grants of plan-based awards made to our Named Executive Officers during the fiscal year ended March 31, 2016.

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise of Base Price of Option Awards (5) ($)	Grant Date Fair Value of Stock & Option Awards (6) ($)
			Threshold (2) ($)	Target (3) ($)	Maximum (4) ($)	Threshold (#)	Target (#)	Maximum (#)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Todd A. Adams	MICP	06/01/2015	$468,750	$937,500	$1,875,000	—	—	—	—	—	—	—

Mark W. Peterson	MICP	06/01/2015	138,125	276,250	—	—	—	—	—	—	—	—
	Options(7)	05/22/2015	—	—	—	—	—	—	—	75,574	$25.77	$560,003
	PSUs(8)	05/22/2015	—	—	—	4,200	8,400	16,800	—	—	—	240,011

Kevin J. Zaba	MICP	06/01/2015	129,350	258,700	—	—	—	—	—	—	—	—
	Options(7)	05/22/2015	—	—	—	—	—	—	—	33,063	25.77	244,997
	PSUs(8)	05/22/2015	—	—	—	1,838	3,675	7,350	—	—	—	105,008

Craig G. Wehr	MICP	06/01/2015	117,000	234,000	—	—	—	—	—	—	—	—
	Options(7)	05/22/2015	—	—	—	—	—	—	—	30,702	25.77	227,502
	PSUs(8)	05/22/2015	—	—	—	1,706	3,412	6,824	—	—	—	97,488

Rodney L. Jackson	MICP	06/01/2015	88,750	177,500	—	—	—	—	—	—	—	—
	Options(7)	05/22/2015	—	—	—	—	—	—	—	25,978	25.77	192,497
	PSUs(8)	05/22/2015	—	—	—	1,444	2,887	5,774	—	—	—	82,487

(1)

Amounts reflect target cash incentive awards under the MICP for the 2016 fiscal year for each Named Executive Officer. Actual amounts paid under the MICP for fiscal 2016 are included in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table” above.

(2)

There is no minimum amount payable under the MICP. No payout is earned if either (i) the Company or the respective business, as the case may be, fails to achieve the specified performance metrics (which are discussed in “Compensation Discussion and Analysis—Fiscal 2016 Executive Compensation Components and Determinations—Annual Performance-Based Awards” above) or (ii) if an individual receives a zero achievement on his personal performance multiplier. The Threshold payout amount is 50% of the Target amount, and the amount shown in column (c) represents the amount payable under the MICP if 90% of the applicable performance targets are met and a 1.0 personal performance multiplier is applied. For each percentage point by which the applicable metrics are missed, the potential bonus is reduced by 5 percentage points; no bonus is paid if the Company (or respective business) fails to reach at least 90% of the applicable metrics; however, a bonus is paid if at least 90% of any of the applicable financial metrics is met.

(3)

Represents the amount payable under the MICP if 100% of the corporate (or respective business) metrics are met and a 1.0 personal performance multiplier is applied, assuming each executive’s current annual base salary, excluding any additional discretionary bonus that could be paid under the plan.

(4)

Except for Mr. Adams and certain cases authorized by the Committee, the MICP does not set a limit on the maximum incentive opportunity payable with respect to the corporate (or respective business) financial performance-based portion of the incentive formula. For each percentage point above Target, the potential bonus is increased incrementally, in an amount equal to 2.5 percentage points for each of the first 10 percentage points over the Target and, thereafter, by 5 percentage points for each percentage point over 110% of the Target. For fiscal 2016, the Committee set a limit of 250% of base salary on the maximum incentive opportunity for Mr. Adams because it believed such a cap is appropriate for a public company, but that the cap is at a sufficiently high level so as to continue to encourage particularly strong performance.

(5)	The exercise price of stock options is equal to the closing trading price of the Company’s common stock on the NYSE on the grant date.

(6)

This amount represents the grant date fair value of the equity awards calculated in accordance with ASC 718. See also the discussion of equity awards contained in Note 15 – Stock-Based Compensation to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2016.

(7)	The options vest in three equal annual installments beginning on the first anniversary of the grant date, assuming continued employment.

(8)

Vesting of the PSUs is dependent on the relative TSR of the Company’s common stock as compared to companies in the S&P 1500 Industrials Sector Index and on goals related to absolute free cash flow conversion during the three-year performance period (fiscal 2016-fiscal 2018). The PSUs have 100% cliff vesting after three years, assuming continued employment, and can be earned at levels between 0% and 200% based on the satisfaction of the performance conditions. For more information regarding the PSUs, see “Narrative to Grants of Plan-Based Awards Table” below.

*     *     *

Narrative to Grants of Plan-Based Awards Table

As described under “Compensation Discussion and Analysis – 2016 Executive Compensation Components and Determinations – Annual Performance-Based Awards,” the MICP provides for cash incentive awards based on specified criteria. For the Named Executive Officers, the goals were based on: the achievement of personal goals, referred to as AIPs, and the achievement of minimum annual Company or a specific business’s financial performance targets.

The Incentive Plan is intended to continue to provide performance incentives to our officers, employees, directors and certain others by permitting grants of equity awards and performance-based cash awards to such persons, to encourage them to maximize our performance and create value for our stockholders. All of the options granted to our Named Executive Officers under the Incentive Plan during fiscal 2016 vest in three annual installments beginning on the first anniversary of the grant date, assuming continued employment. The Compensation Committee began granting PSUs in fiscal 2016. Vesting of the PSUs is dependent on the relative TSR of the Company’s common stock as compared to companies in the S&P 1500 Industrials Sector Index and on goals related to absolute free cash flow conversion during the three-year performance period (fiscal 2016-fiscal 2018). The awards do not vest and are forfeited if specified performance levels are not achieved. For performance at the threshold level, 50% of the PSUs may be earned, and for performance above the target level, recipients may earn up to twice the target number of PSUs. The PSUs have 100% cliff vesting after three years, assuming continued employment. See “Compensation Discussion and Analysis – Fiscal 2016 Executive Compensation Components and Determinations – Long-Term Equity Incentive Awards” above for more information regarding the Incentive Plan, as well as equity grants made to our executive officers under that plan; see also “Proposal 2: Approval of the Amendment to, and Restatement of, the Rexnord Corporation Performance Incentive Plan” for additional information regarding the Incentive Plan and matters being submitted to stockholders for approval at the annual meeting.

Outstanding Equity Awards at Fiscal 2016 Year-End

The following table presents information about Rexnord stock and option awards held by our Named Executive Officers that were outstanding at March 31, 2016.

	Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)
(a)			(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Todd A. Adams	7/21/2006		56,012	—	$4.79	7/21/2016	—	—	—	—
	4/19/2007		165,138	—	4.79	4/19/2017	—	—	—	—
	6/24/2008		89,914	—	9.609	6/24/2018	—	—	—	—
	7/30/2009		224,785	—	4.804	7/30/2019	—	—	—	—
	9/11/2009		499,524	—	4.804	9/11/2019	—	—	—	—
	10/29/2010		166,500	—	8.888	10/29/2020	—	—	—	—
	3/29/2012	(4)	468,500	468,500	18.00	3/29/2022	—	—	—	—

Mark W. Peterson	7/30/2009		5,620	—	4.804	7/30/2019	—	—	—	—
	7/29/2010		7,284	—	8.888	7/29/2020	—	—	—	—
	12/29/2011		74,929	8,325	18.737	12/29/2021	—	—	—	—
	5/11/2012	(5)	112,500	112,500	22.03	5/11/2022	—	—	—	—
	5/22/2015	(6)	—	75,574	25.77	5/22/2025	—	—	—	—
	5/22/2015	(7)	—	—	—	—	—	—	8,400	$169,848

Kevin J. Zaba	7/31/2014	(5)	—	201,228	26.91	7/31/2024	—	—	—	—
	5/22/2015	(6)	—	33,063	25.77	5/22/2025	—	—	—	—
	5/22/2015	(7)	—	—	—	—	—	—	3,675	74,309

Craig G. Wehr	7/30/2009		29,964	—	4.804	7/30/2019	—	—	—	—
	7/29/2010		20,813	—	8.888	7/29/2020	—	—	—	—
	5/11/2012	(5)	17,500	17,500	22.03	5/11/2022	—	—	—	—
	5/23/2013	(5)	—	45,000	19.00	5/23/2023	—	—	—	—
	9/03/2014	(8)	6,775	20,325	29.31	7/31/2024	—	—	—	—
	9/03/2014	(9)	—	—	—	—	1,597	$32,291	—	—
	5/22/2015	(6)	—	30,702	25.77	5/22/2025	—	—	—	—
	5/22/2015	(7)	—	—	—	—	—	—	3,412	68,991

Rodney L. Jackson	10/30/2014	(8)	18,436	55,307	28.60	10/30/2024	—	—	—	—
	10/30/2014	(9)	—	—	—	—	4,327	87,492	—	—
	5/22/2015	(6)	—	25,978	25.77	5/22/2025	—	—	—	—
	5/22/2015	(7)	—	—	—	—	—	—	2,887	58,375

(1)

All grants prior to March 29, 2012 were made under the 2006 Option Plan. These options generally vest over five years from the initial grant date – with 50% of the amount vesting in five annual installments on March 31 each year and the other 50% vesting in five equal annual installments on the anniversary of the grant date. Since March 29, 2012, all options have been granted under the Incentive Plan.

(2)

The option expiration date shown in column (e) above is the stated expiration date, and the latest date that the options may be exercised. The options may terminate earlier upon a termination of employment or in connection with a change in control of the Company.

(3)	The market value of the PSUs and RSUs reported above is based on the $20.22 per share closing price of our common stock on the NYSE on March 31, 2016.

(4)

Represents an option granted to Mr. Adams on the date of commencement of trading of our common stock on the NYSE at the per share IPO price for our common stock; 50% of the option vested on March 29, 2015, and the other 50% vests on March 29, 2017.

(5)	50% of the original option vests on the third anniversary of the grant date and the other 50% vests on the fifth anniversary of the grant date.

(6)	The original option grant vests in three equal annual installments beginning on the first anniversary of the grant date, assuming continued employment.

(7)

Vesting of the PSUs granted in fiscal 2016 is dependent on the relative TSR of the Company’s common stock as compared to companies in the S&P 1500 Industrials Sector Index and on goals related to absolute free cash flow conversion during the three-year performance period (fiscal 2016 through fiscal 2018). The value of the award is shown at the target achievement level based on performance-to-date as of the end of fiscal 2016.

(8)	The original option grant vests in four equal annual installments beginning on the first anniversary of the grant date, assuming continued employment.

(9)	The original RSU grant vests in four equal annual installments beginning on the first anniversary of the grant date, assuming continued employment.

Narrative to the Outstanding Equity Awards Table

Outstanding equity awards as of March 31, 2016, consisted of options granted under the 2006 Option Plan and PSUs, RSUs and options granted under the Incentive Plan. See also “Compensation Discussion and Analysis – 2016 Executive Compensation Components and Determinations – Long-Term Equity Incentive Awards” above.

The options granted under the 2006 Option Plan may, and the awards granted prior to fiscal 2017 under the Incentive Plan will, become fully vested immediately (with PSUs generally vesting at target) if Rexnord experiences certain liquidity events or corporate transactions, such as certain business combinations or other events, as set forth in the applicable plan. See “Proposal 2: Approval of the Amendment to, and Restatement of, the Rexnord Corporation Performance Incentive Plan” for information regarding amendments to the Incentive Plan that will, if approved by stockholders, eliminate the automatic vesting of awards solely due to a change in control.

Option Exercises and Stock Vested in Fiscal 2016

The following table sets forth information about option exercises and stock awards granted to the Named Executive Officers in prior fiscal years that vested in fiscal 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Todd A. Adams	25,000	$354,493	—	—

Mark W. Peterson	—	—	—	—

Kevin J. Zaba	—	—	—	—

Craig G. Wehr	—	—	533	$10,569

Rodney L. Jackson	—	—	1,443	26,666

(1)

The value realized is based on the difference between the exercise price of the options and the sale price of the underlying shares on the date of exercise for shares that were sold; for shares that were held upon the exercise of options, the value realized is based on the difference between the exercise price of the options and the average of the high and low trading prices of the Company’s common stock on the NYSE on the date of exercise.

(2)	The value realized is based on the closing trading price of the Company’s common stock on the NYSE on the vesting date.

Pension Benefits

The following table provides information on the benefits that are accrued under the Rexnord Non-Union Pension Plan (the “Pension Plan”), in which Mr. Wehr participates. None of the Company’s other Named Executive Officers participated in any qualified or nonqualified defined-benefit Company pension plans as of March 31, 2016.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Todd A. Adams	—	—	—	—

Mark W. Peterson	—	—	—	—

Kevin J. Zaba	—	—	—	—

Craig G. Wehr (2)	Rexnord Non-Union Pension Plan	16.4	$426,363	—

Rodney L. Jackson	—	—	—	—

(1)

The amount in column (d) represents the actuarial present value of the accumulated pension benefit under the Pension Plan as of the March 31, 2016 measurement date used for financial statement reporting purposes. Participants in the Pension Plan are assumed to retire at age 65, the plan’s earliest termination date with unreduced benefits. For a description of the material assumptions used to calculate the present value of accumulated benefits, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Retirement Benefits” and Note 16 – Retirement Benefits to our Annual Report on Form 10-K for the fiscal year ended March 31, 2016.

(2)

Mr. Wehr was a participant in the Jacuzzi Brands, Inc. Master Pension Plan, which was merged into the Pension Plan in 2007. Mr. Wehr’s employment with the Company commenced in 2007, when the Company acquired Zurn. The number of years of credited service is now frozen, but includes prior service with Jacuzzi, Zurn and their affiliates.

Narrative to Pension Benefits Table

Each of our Named Executive Officers participates in qualified defined contribution retirement plans maintained by the Company on substantially the same terms as other participating employees. Mr. Wehr also participates in the Pension Plan. None of the other Named Executive Officers participates in any qualified or nonqualified defined benefit pension plans of the Company because participation in the Pension Plan was closed to new employees prior to their respective hire dates.

Benefit payments under the Pension Plan are generally based on average annual compensation – including overtime pay and certain other forms of compensation reportable as wages taxable for federal income tax purposes, but excluding severance payments, amounts attributable to our equity plans and any taxable fringe benefits – for the five consecutive years within the last 10 consecutive years preceding termination that produce the highest average. The Pension Plan’s benefits formula also integrates benefit formulas from certain prior plans of former affiliates in which certain participants may have participated. Benefits are generally payable as a life annuity for unmarried participants and on a 50% joint and survivor basis for married participants. The full retirement benefit is payable to participants who retire on or after age 65, and a reduced early retirement benefit is available to participants who retire on or after age 55 with 10 years of service. No offsets are made for the value of any social security benefits earned. Benefits under the Pension Plan are frozen except that former participants in one prior plan who were at least age 40 on December 31, 2009, including Mr. Wehr, continue to have additional compensation taken into account and, although years of service are frozen, will receive benefits based on the five consecutive years within the final 10 consecutive years preceding termination of employment that produce the highest average annual compensation.

Nonqualified Deferred Compensation

The following table sets forth information related to the named executive officers’ participation in the Rexnord Corporation Deferred Compensation Plan (the “Deferred Plan”).

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
(a)	(b)	(c)	(d)	(e)	(f)
Todd A. Adams	$13,846	$6,923	$1,200	—	$21,969

Mark W. Peterson	7,846	3,923	219	—	11,988

Kevin J. Zaba	—	—	—	—	—

Craig G. Wehr	—	—	—	—	—

Rodney L. Jackson	6,554	3,277	564	—	10,395

(1)

The amounts in column (b) are reported in the “Salary” column of the Summary Compensation Table above and the amounts reported in column (c) are reported in the “All Other Compensation” column of the Summary Compensation Table above.

(2)

The Company’s Named Executive Officers did not participate in any nonqualified deferred compensation plans until fiscal 2016; therefore, no amounts have been previously reported in the Summary Compensation Tables included in the Company’s proxy statements for its prior annual meetings.

Narrative to the Nonqualified Deferred Compensation Table

The Company adopted the Deferred Plan, effective January 1, 2016. Pursuant to the Deferred Plan, officers of the Company, including the Named Executive Officers, and other employees selected by the Compensation Committee for participation (“Eligible Participants”) may elect to defer payment of up to 75% of their base salary and annual cash incentive bonus. Under the Deferred Plan, the Company makes matching contributions equal to 50% of the first 8% of base salary or bonus that each Eligible Participant defers under the Deferred Plan, with the amount of the Company match being capped at 4% of an Eligible Participant’s base salary. In addition, under the Deferred Plan, each Eligible Participant is eligible to receive a personal retirement account (“PRA”) contribution from the Company for compensation that is above the compensation limit set forth in Internal Revenue Code Section 401(a)(17). PRA contributions, if any, are made at the Company’s discretion each quarter and range from 0% to 3% of compensation. Company contributions credited to an Eligible Participant’s account will be vested once he or she has been an Eligible Participant for three years.

Eligible Participants may direct the manner in which amounts credited to their accounts are deemed invested by choosing from among investment alternatives that generally parallel those offered under the Company’s 401(k) Plan (except that the Rexnord Stock Fund, certain other funds and any collective investment trusts are not offered under the Deferred Plan). Deemed earnings and losses are periodically credited to Eligible Participants’ accounts based on the investment experience of their deemed investments. Each Eligible Participant may elect to have deferred amounts (as adjusted to reflect deemed earnings experience) distributed after the Eligible Participant’s separation from service in the form of a lump sum payment or in annual installment payments over a period of 5 or 10 years. If an Eligible Participant separates from service prior to the attainment of age 60, any distribution election will be disregarded and the Eligible Participant will receive a lump sum distribution after his or her separation from service. In any event, payments triggered by a separation from service will be delayed for six months following such separation as required under Internal Revenue Code Section 409A. Upon the death of an Eligible Participant or a change in control of the Company, an Eligible Participant’s remaining account balance will be distributed in a lump sum.

Employment-Related Agreements and Potential Payments Upon Termination or Change in Control

Employment Agreements, Severance Arrangements and Change in Control Benefits. In fiscal 2013, the Company entered into employment agreements with each of its three executive officers at the time, including Messrs. Adams and Peterson. See “Compensation Discussion and Analysis – Fiscal 2016 Executive Compensation Components and Determinations – Employment Agreements; Severance and Change in Control Arrangements; Other Benefits Upon Termination” above. This section describes certain material provisions of the arrangements as related to employment and post-employment compensation.

Each employment agreement was for an initial term of three years and was automatically extended each year after the initial term for another one-year term, unless the specified notice was given. The agreement with Mr. Adams was amended during fiscal 2016 to extend the initial term for an additional three years (through November 2018). The agreements also provide that if there is a change in control, then the terms will continue for two years. To provide more uniform treatment of executive officers upon certain termination of employment events, and as part of the Committee’s review of benefits to help assure they remain at appropriate levels, in fiscal 2017, the Company adopted an Executive Change in Control Plan and an Executive Severance Plan, both of which apply to all executive officers other than the CEO and to certain other key employees; in connection therewith, the outstanding employment and retention and change in control agreements with such persons (other than with the CEO) are being terminated. The Executive Change in Control Plan provides potential benefits upon certain terminations that occur in connection with a change in control that are generally consistent with the benefits that would have been provided under the prior executive arrangements, with certain adjustments. These adjustments include removing the annual target bonus from the determination of the amount of severance payments and removing both the right to receive any prior year unpaid bonus and the right to receive a pro-rated annual bonus for the year of termination. The Executive Severance Plan sets uniform benefits levels in the event of a termination of an executive officer without cause other than in connection with a change in control transaction, whereas the Company’s general severance practices typically vary based on years of service.

Among other things, the agreements and plans specify the effects if the Company terminates a Named Executive Officer without cause, or a Named Executive Officer leaves the Company for good reason, and determines the compensation payable upon such events, as well as payments in connection with a change in control, as follows:

Termination not for cause and not in connection with a change in control

Pursuant to the employment agreement with Mr. Adams or the Executive Severance Plan (for the other executives), in the event the Named Executive Officer is terminated without “cause,” the Named Executive Officer generally will be entitled to receive:

•

for Mr. Adams, severance payments equal to the sum of the his current base salary plus his annual target bonus multiplied by 1.5, payable in installments over an 18-month period, as well as any unpaid bonus earned with respect to any fiscal year ending on or prior to the date of termination and a pro-rated annual bonus for the fiscal year in which the termination occurs;

•	for the other Named Executive Officers, severance payments equal to the sum of the officer’s current base salary, payable in installments over a 12-month period;

•	continued participation, with related employer contributions, in the Company’s medical plans for 12 months (18 months in the case of Mr. Adams); and

•

all of the Named Executive Officer’s unvested options and long-term incentive awards granted through the date of termination shall vest or be forfeited, and any such vested awards granted as stock options shall be exercisable in accordance with the terms and conditions set forth in such awards or the plan governing the awards (for Mr. Adams, vested options will be exercisable until the earlier of one year from the termination date or the expiration of the original scheduled term of such options).

“Cause” generally includes each Named Executive Officer’s: willful and continued failure to perform his or her duties following opportunities to cure; conviction of (or pleading guilty or no contest to) a felony or any crime involving moral turpitude; gross misconduct in the performance of his or her employment duties; and breach of any applicable restrictive covenant.

Termination in connection with a change in control

Pursuant to the employment agreement with Mr. Adams or the Executive Change in Control Plan (for the other executives), if, within 90 days prior to or two years following a “change in control,” the Named Executive Officer is terminated without cause or resigns for “good reason,” the Named Executive Officer generally will be entitled to receive:

•

for Mr. Adams, severance payments equal to the sum of his current base salary plus his annual target bonus multiplied by two, payable in installments over a 24-month period (or, in a lump sum if the change in control does not meet certain requirements under Internal Revenue Code Section 409A), as well as any unpaid bonus earned with respect to any fiscal year ending on or prior to the date of termination and a pro-rated annual bonus for the fiscal year in which the termination occurs;

•

for the other Named Executive Officers, severance payments equal to the officer’s current base salary multiplied by 1.5, payable in installments over an 18-month period (or, in a lump sum if the change in control does not meet certain requirements under Internal Revenue Code Section 409A);

•

all of the Named Executive Officer’s unvested options and long-term incentive awards granted through the date of termination shall vest, and all vested options shall be exercisable until the earlier of one year from the termination date or the expiration of the original scheduled term of such options; provided that the limits under the Incentive Plan intended to reduce or eliminate the effects of Internal Revenue Code Sections 280G and/or 4999 will be applied only to the extent that such limits increase the after-tax amount the Named Executive Officer receives; and

•	continued participation, with related employer contributions, in the Company’s medical plans for 18 months (two years in the case of Mr. Adams).

A “change in control” of the Company generally will be deemed to occur when a person acquires more than 50% of the outstanding shares or voting power of Rexnord’s stock; a majority of the board consists of individuals who were not approved by a majority of the incumbent board; or Rexnord engages in a specified business combination or is dissolved. Upon a change in control of the Company, the Named Executive Officers will have the right for a period of two years to leave the Company for “good reason” and receive the amounts set out above. “Good reason” is generally when the scope of a Named Executive Officer’s employment with the Company “negatively and materially” changes; the Named Executive Officer’s salary or target bonus opportunity is materially reduced; the Named Executive Officer’s principal office is to be relocated more than 50 miles from its present location; or, in the case of Mr. Adams, the failure by the Company to reelect him to the board.

Other terminations

In addition, under the arrangements, the executives would be entitled to certain benefits upon other termination events as follows:

•

In the event of a termination due to death or disability, Mr. Adams would be entitled to receive any unpaid bonus earned with respect to any fiscal year ending on or prior to the date of termination and a pro-rated annual bonus for the fiscal year in which the termination occurs; all Named Executive Officers would be entitled to disability insurance benefits or life insurance proceeds under applicable plans; and the executive’s unvested long-term incentive awards will vest or be forfeited, and any vested stock options will be exercisable in accordance with their terms.

•

If the executive terminates his employment without good reason and not in connection with a change in control, then all unvested long-term incentive grants will be forfeited and cancelled, but all vested stock options shall remain exercisable in accordance with their terms.

•

If the Company terminates the executive’s employment without cause and other than for disability, the executive’s long-term incentive grants shall vest or be forfeited in accordance with their terms, and any stock options shall be exercisable in accordance with their terms (but not less than 90 days).

If the Company terminates the executive for cause, no additional benefits would be paid to the executive and all stock options (vested and unvested), RSUs, PSUs and other long-term incentives would be immediately forfeited and cancelled.

Under the employment agreement, Executive Change in Control Plan and Executive Severance Plan, the Company is also protected from competition by the Named Executive Officers after their employment with the Company would cease. Upon termination, the Named Executive Officers agree to not interfere with the relationships between the customers or employees of Rexnord for two years and one year, respectively (these periods are both 18 months in the case of Mr. Adams, and are extended to 24 months in the event of a termination of Mr. Adams in connection with a change in control). In addition, the Named Executive Officers agree that they will not compete with Rexnord over a two-year period (18 months in the case of Mr. Adams for a termination other than in connection with a change in control) following termination and in geographical locations proximate to Rexnord’s operations. Further, the Named Executive Officers have agreed to related confidentiality requirements after the termination of their employment and have agreed to provide a release of claims to the Company.

Other Potential Payments to the Named Executive Officers. In addition, for all officers and employees, including the Named Executive Officers, outstanding options granted under the 2006 Option Plan may, and outstanding equity awards granted prior to fiscal 2017 under the Incentive Plan will, become fully vested immediately (with PSUs generally vesting at target) if the Company experiences certain liquidity events, such as being acquired, as set forth in those plans and subject to any limitations in those plans intended to reduce or eliminate the effects of Internal Revenue Code Sections 280G and/or 4999 (with such limitations being modified by the employment agreements as described above). See “Proposal 2: Approval of the Amendment to, and Restatement of, the Rexnord Corporation Performance Incentive Plan” for information regarding amendments to the Incentive Plan that will, if approved by stockholders, eliminate the automatic vesting of awards solely due to a change in control.

Potential Benefits Table. The following table sets forth the estimated current value of benefits that could be paid to the Named Executive Officers upon various events of termination or a change in control under the employment agreement for Mr. Adams, the Executive Change in Control Plan and the Executive Severance Plan, as well as the terms of other benefits plans available to the Named Executive Officers. These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers; the actual amounts would be known only at the time that they become eligible for payment and would be payable only if a termination event or change in control were to occur. The table reflects the amounts that could be payable under the various arrangements if a termination event or change in control had occurred at March 31, 2016, using the provisions of the employment agreement with Mr. Adams, the Executive Change in Control Plan and the Executive Severance Plan as now in effect. In addition, the table does not include certain payments or benefits, such as accrued vacation time, that are generally otherwise available on a non-discriminatory basis to all U.S. salaried employees or that were earned irrespective of the termination and/or the arrangements described above.

Name	Cash ($)	Equity (1) ($)	Pension / Non-Qualified Deferred Compensation (2) ($)	Perquisites / Benefits ($)	Tax Reimbursement ($)	Other ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Termination Due to Death or Disability

Todd A. Adams	$703,125	$1,040,070	—	—	—	—	$1,743,195

Mark W. Peterson	186,469	—	—	—	—	—	186,469

Kevin J. Zaba	169,190	—	—	—	—	—	169,190

Craig G. Wehr	289,575	—	—	—	—	—	289,575

Rodney L. Jackson	118,148	—	—	—	—	—	118,148

Termination By the Company Without Cause and Not in Connection with Change in Control

Todd A. Adams	3,234,375	1,040,070	—	$26,262	—	—	4,300,707

Mark W. Peterson	425,000	—	—	17,352	—	—	442,352

Kevin J. Zaba	398,000	—	—	17,508	—	—	415,508

Craig G. Wehr	360,000	—	—	17,508	—	—	377,508

Rodney L. Jackson	355,000	—	—	17,352	—	—	372,352

Termination By the Company Without Cause, or By the Executive for Good Reason, in Connection with Change in Control

Todd A. Adams	4,078,125	1,040,070	—	35,016	—	—	5,153,211

Mark W. Peterson	637,500	182,194	—	26,028	—	—	845,722

Kevin J. Zaba	597,000	74,309	—	26,262	—	—	697,571

Craig G. Wehr	540,000	156,182	—	26,262	—	—	722,444

Rodney L. Jackson	532,500	145,867	—	26,028	—	—	704,395

(1)

Upon a change in control, outstanding unvested stock options as of March 31, 2016, could become vested under the terms of the 2006 Option Plan and outstanding unvested equity awards granted prior to fiscal 2017 would become vested under the terms of the Incentive Plan, with PSUs generally vesting at target. Further, under the arrangements, if within two years following the change in control, the Company terminates the executive, or the executive resigns for good reason, all unvested options will become vested upon such termination. Pursuant to the arrangements, upon a termination other than in connection with a change in control, equity awards and long-term incentives may not be subject to accelerated vesting.

With respect to options, the amount shown represents the difference in value of the outstanding unvested options between their exercise price and the $20.22 closing price of the Company’s common stock on the NYSE on March 31, 2016, the last trading day of fiscal 2016; the amount does not include unvested options that have an exercise price greater than the closing price on the NYSE at fiscal year end because those options had no unrealized value at March 31, 2016. With respect to RSUs, the amount shown represents the value of the unvested RSUs based on the closing price on the NYSE on March 31, 2016. With respect to PSUs, the amount shown represents the value of the unvested PSUs at target based on the closing price on the NYSE on March 31, 2016. The amount does not include the value of any awards that have already vested at fiscal year end, even though the Named Executive Officer could receive the value of those awards in connection with a termination, along with other already-earned compensation.

(2)

Mr. Wehr is a vested participant in the Pension Plan and, therefore, he (or his beneficiary) is entitled to receive payments pursuant to the Pension Plan upon his death, disability or otherwise upon reaching retirement age. However, such benefits are not increased due to any of the events stated in this table. See the “Pension Benefits” table above. All executive officers are eligible to participate in the Deferred Plan. Benefits under the Deferred Plan are not increased, nor is vesting accelerated, as a result of any of the reported events of termination of employment, although in certain circumstances the distribution of amounts otherwise due may be made at an earlier date. See “Nonqualified Deferred Compensation” above.

Under the arrangements described above, upon other events of termination (e.g., voluntary resignation, retirement), the Named Executive Officers would receive a payment for accrued salary and bonus, as well as the right to the value of already vested equity awards, both of which are generally available on a non-discriminatory basis to all other U.S. salaried employees, and would not receive any other payments or benefits that are generally not available on a non-discriminatory basis to all other U.S. salaried employees. Further, if the Company terminates the executive for cause, no additional benefits would be paid to the executive and all vested and unvested stock options, unvested RSUs and PSUs, and other unvested long-term incentives would be immediately forfeited and cancelled.

PROPOSAL 2: APPROVAL OF THE AMENDMENT TO, AND RESTATEMENT OF,

THE REXNORD CORPORATION PERFORMANCE INCENTIVE PLAN

General

At the annual meeting, stockholders will be asked to approve the amendment and restatement of the Company’s Performance Incentive Plan (in this section, the “Incentive Plan” or the “Plan”). The Incentive Plan was originally approved by stockholders prior to the Company’s 2012 initial public offering and was amended and restated by the board on June 1, 2016, subject to stockholder approval at the annual meeting; with such amendments effective as of May 18, 2016, assuming stockholder approval is obtained. The description herein of the Incentive Plan, as amended and restated, is qualified in its entirety by reference to the text of the Incentive Plan, which is attached to this proxy statement as Appendix A.

The amended and restated Incentive Plan (which is renamed in the amendment from the “Rexnord Corporation 2012 Performance Incentive Plan” to the “Rexnord Corporation Performance Incentive Plan” after such amendment) contains several important changes that, in addition to increasing the number of shares of common stock available for issuance under the Plan by 3,800,000 shares, are intended to better align with current practices in equity compensation. In particular, amendments to the Incentive Plan include:

•	Eliminating automatic vesting of awards upon a change in control (i.e., providing a “double trigger” for vesting in the case of a change in control);

•

Only allowing for the “recycling” of shares available for issuance under the Plan in specific limited situations, such as when a previously-issued award lapses, expires or terminates without the issuance of shares;

•	Limiting the number of shares that may be subject to awards granted with vesting periods of less than one year to no more than five percent (5%) of shares authorized under the Plan;

•	Increasing certain annual award limits; and

•	Adding additional performance criteria upon which performance goals may be based with respect to performance-based awards.

The amended and restated Incentive Plan is intended to continue to provide performance incentives in the form of stock and cash-based awards, and includes provisions by which Rexnord may grant officers, key employees, directors and consultants of the Company and any of its subsidiaries incentive and non-qualified stock options, stock appreciation rights, stock bonuses, restricted stock and restricted stock units, performance stock and performance stock units, stock units, phantom stock, dividend equivalents and other similar rights to purchase or acquire shares, as well as cash awards. As of May 20, 2016, including contingent awards made in May 2016, only 1,070,937 shares were available for future grants under the Incentive Plan. See “Equity Compensation Plan Information” below for a summary of shares subject to awards granted and the remaining authorization under Rexnord’s plans at March 31, 2016. Rexnord has granted certain awards under the amended and restated Incentive Plan in fiscal 2017 prior to stockholder approval of the Plan, but has conditioned certain of those awards on stockholder approval of the amendment of the Plan.

The Board believes that amendment of the Incentive Plan is desirable because it will continue to promote the interests of Rexnord and its stockholders by continuing and strengthening the Company’s ability to attract and retain officers, employees, directors and certain others, encouraging such individuals to maximize the Company’s performance and providing a means of linking personal compensation to creation of value for Rexnord’s stockholders. The amended Incentive Plan continues to provide the ability to couple awards with specific performance goals.

We are requesting stockholder approval of the amendment to Incentive Plan among other reasons so that certain benefits under the Plan can continue to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”) and not adversely affect the deductibility of such awards by Rexnord.

Section 162(m) generally limits the corporate tax deduction for compensation paid to executive officers that is not “performance based” to $1.0 million per executive officer per year. “Performance-based” compensation meeting certain requirements is not counted against the $1.0 million limit and remains fully deductible for tax purposes. Section 162(m) in part requires stockholder approval of a compensation plan once every five years. Stockholder approval not less frequently than every five years of the business performance criteria included in the Incentive Plan and the maximum amounts that may be awarded under the Plan, even without stockholder approval of specific targeted levels of performance, will qualify the incentive awards granted under the Incentive Plan as performance-based compensation and is expected to allow full tax deductibility of any performance-based awards under the Plan.

If stockholders do not approve the amended and restated Incentive Plan, we will be unable to issue equity awards to our executive officers, employees and directors once the existing remaining share reserve is exhausted under the Incentive Plan and Rexnord could lose the tax deductibility of certain awards that are intended to be performance-based awards in the future. In addition, the contingent awards mentioned above would be forfeited, losing the performance incentive that was intended by those awards.

The board has adopted the amended and restated Incentive Plan as in the best interests of Rexnord and its stockholders. The board unanimously recommends that stockholders vote “FOR” approval of the amended and restated Incentive Plan.

Overview of the Amended and Restated Incentive Plan

The Incentive Plan as amended continues to provide for the grant of:

•

stock options, consisting of incentive stock options (“ISOs”), intended to qualify within the meaning of Section 422 of the Code, and non-qualified stock options (“NSOs”) that do not meet the requirements of Section 422 of the Code;

•	stock appreciation rights (“SARs”), which may be settled in cash or in Rexnord stock;

•	restricted stock, including shares of restricted stock and restricted stock units (“RSUs”);

•	performance stock, including shares of performance stock and performance stock units (“PSUs”);

•

other stock awards, including stock bonuses, stock units, phantom stock and dividend equivalent and similar rights, and similar securities with a value derived from the value of or related to common stock or returns thereon; and

•	cash awards.

In this section, we refer to ISOs and NSOs as “options,” and options and the other types of awards referred to above collectively as “awards.”

The Company originally reserved 8,350,000 shares of common stock for issuance pursuant to awards granted under the Incentive Plan; as of May 20, 2016, including contingent awards made in May 2016, 1,070,937 shares remained available for future issuance under the Plan. Subject to stockholder approval of the amended Incentive Plan, Rexnord will be reserving an additional 3,800,000 shares for future issuance pursuant to the Plan. The number of additional shares was determined based on historical and forecasted grant values and expected share price, including share price volatility, and is expected to permit awards for the next three fiscal years. Shares may be authorized but unissued common stock, treasury shares held by Rexnord (including shares that have been repurchased by Rexnord or an independent agent in the open market to be used for awards), or from a combination of any of the foregoing. Additionally, if any award granted under the Incentive Plan is canceled, terminates, expires or lapses for any reason without the issuance of shares or the payment of cash, any shares subject to the award will be available for the grant of other awards under the Incentive Plan. Shares delivered to or withheld by the Company to pay the exercise price of stock options or SARs, or to pay the withholding taxes related to awards, will no longer be available for the grant of other awards. If a SAR is exercised, the number of shares issued upon exercise is counted against the share limit. As amended, the Incentive Plan extends until May 17, 2026, which would extend the Plan approximately four years from its original expiration.

The Incentive Plan will continue to be administered by the Committee. The Committee, in its discretion, will designate the persons to whom awards will be made, grant the awards in the form and amount as it determines and impose such limitations, restrictions and conditions upon any such award as it deems appropriate, among the other duties provided under the Plan. The Committee may delegate certain of these decisions relating to awards to one or more Rexnord officers.

Officers, key employees, directors and consultants of Rexnord and its subsidiaries will continue to be eligible to receive awards under the amended and restated Incentive Plan. Rexnord estimates that the number of persons eligible to participate in the Incentive Plan is in the range of 600 to 800, including each of its executive officers and directors. Under the Plan, no officer or employee may receive awards in any calendar year for more than 2,200,000 shares in the aggregate, including sub-limits of no more than 1,700,000 option shares, and no more than 1,000,000 other performance-based share awards. Also, the aggregate amount of compensation to be paid to any one participant in respect of all performance-based awards payable only in cash in any calendar year is $5,000,000. All shares under the Plan may be issued to participants pursuant to the exercise of ISOs.

Except in connection with a corporate transaction involving Rexnord (including, without limitation, any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation or other reorganization; any spin-off, split-up or similar extraordinary dividend distribution or any exchange of Rexnord common stock or any other similar, unusual corporate transaction in respect of Rexnord common stock), the Committee does not have the authority to “reprice” awards or to cancel outstanding awards in exchange for cash or other awards with an exercise price that is less than the exercise price of the original awards; such a repricing or exchange would require stockholder approval.

The exercise price of options and SARs granted under the Incentive Plan may not be less than 100% of the fair market value of the shares on the date the option is granted. The Plan generally defines fair market value as the closing price of Rexnord common stock on the date of grant, but provides discretion to use the average of the high and low prices on such date or for an average over multiple trading days as determined by the Committee.

The vesting schedule for awards will be determined in connection with their grant. All equity awards will have a vesting period of no less than one year, except that no more than five percent (5%) of shares authorized under the Plan may be awarded without such restriction. The Committee has discretion to accelerate vesting of awards, including in connection with a participant’s death, disability, change in control of the Company, or termination of employment or services or other events of a personal nature. Unless a particular award provides otherwise, options and SARs will have maximum exercise terms of 10 years from the date of grant.

No person may receive an ISO if, at the time of grant, the person owns, directly or indirectly shares representing, more than 10% of the total combined voting power of Rexnord unless the exercise price is at least 110% of the fair market value of the shares and the exercise period of such ISO is limited to five years.

Any option or SAR generally will be non-transferable by the grantee other than by will or the laws of descent, and will be exercisable during the grantee’s lifetime solely by the grantee or the grantee’s duly appointed guardian or personal representative. However, the restrictions do not apply to transfers to a family member or a grantor trust established by the recipient of approved by the Committee. The Committee may, in its sole discretion, grant other exceptions.

The Committee may grant restricted stock or RSUs to eligible participants. The Committee will determine the eligible persons to whom and the times at which restricted stock will be granted, whether such grants will consist of shares of restricted stock or RSUs, the number of shares subject to the award, the time or times within which such awards may be subject to forfeiture and any other terms and conditions of the awards. Grants of restricted stock may be conditioned upon the attainment of specified Performance Goals, which are discussed below and described in the Plan, or other criteria determined by the Committee, and the provisions of restricted stock awards or RSUs do not need to be the same with respect to each recipient. Each grant of restricted stock will be confirmed by, and be subject to the terms of, an agreement identifying the restrictions applicable to the award. Until the applicable restrictions lapse or the conditions are satisfied, the individual will not be permitted to sell, assign, transfer, pledge or otherwise encumber the award. Unless otherwise provided in the applicable agreement, upon termination of the individual’s service for any reason other than an involuntary termination of employment during a “Protection Period” (which is a period commencing 90 days prior to and ending on the second anniversary of a change in control of the Company), the portion of the award still subject to restriction will be forfeited. If and when the applicable restrictions lapse, unrestricted shares will be issued to the individual.

The Committee may grant performance stock or PSUs to eligible participants. It is anticipated that performance stock or PSUs will be subject to both a performance condition and a condition related to the individual’s continued employment or service. The Committee will determine the eligible participants to whom and the times at which performance-based awards will be made, whether such grants will consist of shares of performance stock or PSUs, the number of shares subject to the award, the time within which such awards will be subject to forfeiture and any other terms and conditions of the awards. Performance stock will be conditioned upon the attainment of one or more pre-established, objective corporate Performance Goals (as defined below) that apply to the individual, a business unit, or Rexnord as a whole.

Each grant of performance stock or PSUs may also be conditioned upon such other conditions, restrictions and contingencies as the Committee may determine, including the individual’s continued employment or service. Performance periods may not be less than three months nor more than 10 years. The provisions of performance stock or PSU grants need not be the same with respect to each recipient. Until all conditions for an award have been satisfied, the individual is not permitted to sell, assign, transfer, pledge or otherwise encumber the award. Any portion of an award still subject to restriction upon termination of an individual for any reason must be forfeited. If and when the applicable restrictions lapse, unrestricted shares will be issued to the individual.

The Committee may also grant other stock awards under the amended and restated Incentive Plan to eligible participants, provided that no more than 5% of the shares available for issuance pursuant to awards under the Plan be granted as unrestricted shares of the Company’s common stock or otherwise subject to a vesting period at grant of less than one year. The Committee will determine the eligible participants to whom and the times at which other stock awards will be made, the number of shares subject to the award and any other terms and conditions of the other stock awards.

Cash awards may be issued either alone or in addition to other awards granted under the Incentive Plan. The Committee will determine the eligible participants to whom and the times at which cash awards will be granted, and the conditions, including performance criteria, upon which the awards will be paid. Cash incentive awards under the Plan will be paid based on the attainment of one or more pre-established, objective Performance Goals that apply to the individual, a business unit, or Rexnord as a whole. The Committee retains the discretion to adjust certain awards based on a recipient’s personal performance, through the use of a personal performance multiplier. The Plan does not limit the authority of the Company, the board or the Committee to award other bonuses or compensation to any person.

As noted above, the Committee may grant awards under the amended and restated Incentive Plan subject to specified performance goals that are based on the attainment of goals relating to one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction or with specified adjustments (the “Performance Goals”): earnings; cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities and includes de-levered cash flow); total stockholder return; gross revenue; revenue growth; operating income

(before or after taxes); net earnings (before or after interest, taxes, depreciation and/or amortization); return on equity, capital, assets or net investment; cost, expense or debt containment, reduction or ratios; working capital; quantifiable customer satisfaction or market share; economic profit; economic value added; order intake; asset utilization; inventory; quantifiable brand awareness; or any combination thereof.

The Performance Goals may be based solely by reference to the performance of Rexnord or the performance of any one or more of the subsidiaries or other business units or product lines (which we have referred to generally in this section as “business units”) of Rexnord, or based upon the relative performance of other companies or upon comparison of any of the indicators of performance relative to other companies. In measuring the degree of attainment of a Performance Goal, the Committee may exclude the unbudgeted impact of material, unusual or non-recurring gains and losses, accounting changes or other extraordinary events not foreseen at the time targets were established, subject to its use of appropriate discretion or as otherwise provided in an award agreement.

Performance Goals will be established in writing by the Committee not later than 90 days after the commencement of the period of service to which the Performance Goal relates. The pre-established Performance Goals must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to any employee if the goal is attained. If Performance Goals established by the Committee are not met, the related award will be forfeited. The Committee also has the authority and discretion under the Plan to reduce performance-based awards made under the Plan or related payouts.

In the event of any recapitalization, stock split or reverse split, stock dividend, merger in which Rexnord is the surviving entity, combination or exchange of shares, or other capital change affecting Rexnord common stock, appropriate changes in the number and kind of shares available for grant under the Incentive Plan and in the number, price and kind of shares covered by other outstanding awards shall be made. In the case of an acquisition of Rexnord, the related agreement may provide for conversion of options in an equitable manner comparable to the consideration received by stockholders and may permit Rexnord to cash out any options upon a change in control. The amended and restated Incentive Plan does not provide for automatic vesting of awards upon a change in control of Rexnord; unless the Committee has made substitution, exchange or other continuation or settlement of awards, accelerated vesting will only occur in the event of certain terminations of employment during the Protection Period. If an award is subject to one or more Performance Goals, the Committee will determine a fair and equitable manner of handling the award either in award agreements or at the time of a transaction.

Each award under the Incentive Plan will be evidenced by an agreement containing such terms and conditions as the Committee may establish from time to time. The Committee may also require or permit participants to elect to defer the issuance of shares of the settlement of awards in cash under such rules and procedures as it might establish from time to time. The Committee may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

New Plan Benefits

The number of awards that will be granted under the amended and restated Incentive Plan in the future to any single officer, director or key employee or group of officers, directors or key employees is not determinable at this time. However, the table below reflects the fiscal 2016 grants of awards pursuant to the Incentive Plan to the individuals named in the “Summary Compensation Table” above, to all current executive officers as a group, to all other employees as a group, and to all non-employee directors.

Fiscal 2016 Incentive Plan Awards

Name and Position	Dollar Value (1) ($)	Number of Units (2) (#)	Options (#)
Todd A. Adams President and Chief Executive Officer	$703,125	—	—

Mark W. Peterson Senior Vice President and Chief Financial Officer	986,484	8,400	75,574

Kevin J. Zaba Group Executive, President – Process & Motion Control	519,195	3,675	33,063

Craig G. Wehr Group Executive, President – Zurn	614,565	3,412	30,702

Rodney L. Jackson Senior Vice President – Corporate and Business Development	393,132	2,887	25,978

All current executive officers as a group	3,992,034	23,886	214,912

All other employees as a group (3)	17,151,503	103,673	857,644

All non-employee directors as a group	479,979	20,104	—

(1)	In addition to the value of equity awards, reflects actual cash incentives earned for fiscal 2016 performance.

(2)	Reflects PSUs granted at the target payout. For non-employee directors, reflects RSUs.

(3)	Excludes information as to awards to executive officers under the Incentive Plan.

In fiscal 2017, the Committee made PSU awards under the Incentive Plan as follows: Mr. Adams—134,851 shares; Mr. Peterson—12,137 shares; Mr. Zaba—10,114 shares; Mr. Wehr—5,731 shares; Mr. Jackson—5,394 shares; all current executive officers as a group—179,015 shares; and all other employees as a group—40,251 shares (all amounts reflecting performance at target). The PSUs granted in fiscal 2017 to the Company’s executive officers are contingent on approval of the amendment to, and restatement of, the Plan.

In addition, in fiscal 2017, the Committee has determined cash incentive awards, valued at target performance, as follows: Mr. Adams—$1,125,000; Mr. Peterson—$286,000; Mr. Zaba—$279,000; Mr. Wehr—$243,750; Mr. Jackson—$182,500; all current executive officers as a group—$2,469,250; and all other employees as a group—$15,332,697. In addition, options were granted under the Incentive Plan for the indicated number of shares, all at an exercise price of $19.70 per share, as follows: Mr. Adams—1,092,044 shares; Mr. Peterson—98,284 shares; Mr. Zaba—81,904 shares; Mr. Wehr—46,412 shares; Mr. Jackson—43,682 shares; all current executive officers as a group—1,449,690 shares; and all other employees as a group—1,118,189 shares. No executive officers were granted RSUs; all other employees as a group were granted RSUs for an aggregate of 111,046 shares and non-employee directors were granted RSUs for an aggregate of 50,256 shares. 92,044 of the options granted to Mr. Adams are contingent on approval of the amendment to, and restatement of, the Plan.

On May 20, 2016, the closing price of Rexnord common stock on the New York Stock Exchange was $19.70 per share.

Equity Compensation Plan Information

The following chart gives aggregate information regarding grants under all equity compensation plans of the Company through March 31, 2016.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders (1)	8,029,128	$15.10	4,283,576
Equity compensation plans not approved by security holders	None	None	None

Total	8,029,128	$15.10	4,283,576

(1)	Represents options, PSUs and RSUs granted under the 2006 Stock Option Plan or the Incentive Plan. No further options may be granted under the 2006 Stock Option Plan.

(2)	The average exercise price excludes PSUs and RSUs.

Tax Consequences

Rexnord is requesting stockholder approval of the amended and restated Incentive Plan so that certain awards under the amended and restated Incentive Plan can qualify as performance-based compensation under Section 162(m) of the Code and not adversely affect Rexnord’s tax deduction. Section 162(m) generally limits the corporate tax deduction for compensation paid to certain executive officers that is not “performance-based” to $1.0 million per executive officer per year. “Performance-based” compensation meeting certain requirements is not counted against the $1.0 million limit and remains fully deductible for tax purposes. These requirements include the obligation that the compensation be paid solely on account of the attainment of one or more pre-established, objective performance goals. Stockholder approval not less frequently than every five years of the business performance criteria included in the Incentive Plan and the maximum amounts that may be awarded under the Plan, even without stockholder approval of specific targeted levels of performance, will qualify the incentive awards granted under the Incentive Plan as performance-based compensation and is expected to allow full tax deductibility of any performance-based awards under the Plan.

The following is a brief summary of the other principal federal income tax consequences of awards made under the amended and restated Incentive Plan based upon the applicable provisions of the Code in effect on the date hereof.

Incentive Stock Options

An optionee will not recognize taxable income at the time an ISO is granted. Further, an optionee will not recognize taxable income upon the exercise of an ISO if the shares acquired upon the exercise of an ISO are held for at least two years after the date of grant and for at least one year after the date of exercise. The difference between the exercise price and the fair market value of the stock at the date of exercise is, however, a tax preference item. When the shares of stock received pursuant to the exercise of an ISO are sold or otherwise disposed of in a taxable transaction, the optionee will recognize a capital gain or loss, measured by the difference between the exercise price and the amount realized.

Ordinarily, Rexnord will not be allowed any business expense deduction with respect to stock issued upon the exercise of an ISO. However, if all of the requirements for an ISO are met except for the holding period rules noted above, the optionee will be required, at the time of the disposition of the stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the stock at the date of exercise as ordinary income and the excess, if any, as capital gain. Rexnord will be allowed a corresponding business expense deduction to the extent of the amount of the optionee’s ordinary income.

Non-Qualified Stock Options

An optionee will not recognize taxable income at the time an NSO is granted. Upon the exercise of an NSO, an optionee will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares at the date of exercise. The amount of such difference will be a deductible expense to Rexnord for tax purposes. On a subsequent sale or exchange of shares acquired pursuant to the exercise of an NSO, the optionee will recognize a taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis will generally be the amount paid for the shares plus the amount treated as taxable income at the time the shares were acquired pursuant to the exercise of the option.

Stock Appreciation Rights

A participant receiving a SAR will not recognize taxable income at the time a SAR is granted. An award holder will recognize ordinary income upon exercise of a SAR in an amount determined by multiplying (1) the excess of the fair market value of a share of Rexnord stock on the SAR exercise date over the fair market value of a share of stock on the SAR grant date, by (2) the number of SARs exercised. Rexnord will be entitled to a tax deduction in the same amount.

Restricted Stock Shares and Performance Stock Shares

A grantee receiving restricted stock shares or performance stock shares will generally recognize ordinary income in an amount equal to the fair market value of the stock at the time the stock is no longer subject to forfeiture. While the restrictions are in effect, the grantee will recognize compensation income equal to the amount of any dividends received and Rexnord will be allowed a deduction for that amount. A grantee may elect, under Section 83(b) of the Code, within 30 days of the stock grant, to recognize taxable ordinary income on the date of grant equal to the fair market value of the shares (determined without regard to the restrictions) on such date. Rexnord will generally be entitled to a deduction equal to the amount that is taxable as ordinary income to the grantee in the year that such income is taxable.

RSUs and PSUs

The grant of RSUs or PSUs will not create any income tax consequences for Rexnord or the recipient. Assuming the specified vesting or performance conditions are achieved, the recipient will recognize ordinary income equal to the fair market value of the shares received. Rexnord will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the recipient, subject to the application of Section 162(m) of the Code. Under certain circumstances involving a change in control, Rexnord may not be entitled to a deduction with respect to performance stock shares or PSUs granted to certain of its executive officers. Upon the recipient’s subsequent disposition of the shares, the recipient will recognize a capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the recipient received the shares).

Other Stock Awards

A grantee receiving dividend equivalent rights will generally recognize ordinary income equal to the fair market value of the cash, securities or other property received in the year in which a dividend or distribution is paid to the grantee. Rexnord will generally be entitled to a deduction equal to the amount that is taxable as ordinary income to the grantee in the year that such income is taxable, subject to the application of Section 162(m) of the Code. A grantee receiving another type of stock award will generally recognize ordinary income in an amount equal to the fair market value of Rexnord stock at the time the stock is granted, unless the award is subject to restrictions. If applicable, while the restrictions are in effect, the grantee will recognize compensation income equal to the amount of any dividends received and Rexnord will be allowed a deduction for that amount. Rexnord will generally be entitled to a deduction equal to the amount that is taxable as ordinary income to the grantee in the year that such income is taxable.

Cash Awards

An employee who is paid a cash award will recognize ordinary income equal to the amount of cash paid. Rexnord will be entitled to a deduction in the same amount and at the same time as income is recognized by the employee, subject to the application of Section 162(m) of the Code.

Withholding

Rexnord has the right to deduct or withhold, or require a grantee to remit to Rexnord, an amount sufficient to satisfy federal, state, and local taxes (including the grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising or as a result of the amended and restated Incentive Plan. With respect to withholding required upon the exercise or vesting of equity awards, executive officers may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having Rexnord withhold shares having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction or by using cash.

The board recommends that stockholders vote “FOR” approval of the amendment to, and restatement of, the Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee charter provides that the committee will review all material transactions between us and related parties to determine that such transactions are fair, reasonable and in our best interests. Management shall not cause us to enter into any new related-party transaction unless the Audit Committee approves that transaction. In addition, our Code of Business Conduct and Ethics discourages conflicts of interests with the Company and requires associates to disclose certain business opportunities to the Company.

In fiscal 2016, the Company was not involved in any transactions with directors, executive officers or greater-than-5% stockholders that require disclosure under applicable SEC rules.

PROPOSAL 3: RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2017

The board of directors proposes that the stockholders ratify the selection by the Audit Committee of Ernst & Young LLP (“E&Y”) to serve as the Company’s independent registered public accounting firm for fiscal 2017. Pursuant to the Sarbanes-Oxley Act and regulations promulgated by the SEC thereunder, the Audit Committee is directly responsible for the appointment of the independent registered public accounting firm. Although stockholder ratification of the Audit Committee’s selection of the independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of E&Y to our stockholders for ratification to permit stockholders to participate in this important decision. If the stockholders fail to ratify the Audit Committee’s selection of E&Y as the Company’s independent registered public accounting firm for fiscal 2017 at the annual meeting, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent registered public accounting firm. Representatives of E&Y will be at the annual meeting to answer your questions and to make a statement if they so desire.

The board recommends that you vote “FOR” the ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2017.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the board of directors, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act, oversees and monitors the participation of Rexnord’s management and independent auditors throughout the financial reporting process and approves the hiring, retention and fees paid to the independent auditors. The board of directors has adopted a written charter for the Audit Committee, which includes among other things, the duties and responsibilities of the Audit Committee; the current version of the charter is available on Rexnord’s website. Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles and an opinion on the effectiveness of the Company’s internal control over financial reporting.

During fiscal 2016, the Audit Committee discussed with management its evaluation of the effectiveness of the Company’s internal control over financial reporting as of March 31, 2016, and discussed with the independent auditors their evaluation of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also discussed with the Company’s internal auditors and the independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the Company’s internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls.

The Audit Committee also generally reviews other transactions between the Company and interested parties which may involve a potential conflict of interest. Each of Messrs. Bartlett, Crandall and Moore is independent as independence is defined in Rule 10A-3 of the Exchange Act and under the NYSE listing standards.

In connection with its function to oversee and monitor the financial reporting process of Rexnord and in addition to its quarterly review of interim unaudited financial statements, the Audit Committee has done the following:

•	reviewed and discussed the audited financial statements for the fiscal year ended March 31, 2016, with Rexnord management;

•

discussed with E&Y, Rexnord’s independent auditors, those matters which are required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 1301, “Communications with Audit Committees”; and

•

received the written disclosure and the letter from E&Y required by the applicable standards of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with E&Y its independence.

Based on the foregoing, the Audit Committee recommended to the board of directors that the audited financial statements be included in Rexnord’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016. The Audit Committee further confirmed the independence of E&Y.

Members of the Audit Committee at the time of the filing of the Annual Report on Form 10-K and who approved this report:

Mark S. Bartlett (Chair)

Theodore D. Crandall

George C. Moore

AUDITORS

Fees and Services

Fees (including reimbursements for out-of-pocket expenses) paid to E&Y for services in fiscal 2016 and 2015 were as follows:

	2016	2015
Audit fees:	$2,178,000	$2,210,000
Audit-related fees:	$165,000	$538,000
Tax fees:	$982,000	$372,000
All other fees:	$0	$0

The above amounts relate to services provided in the indicated fiscal years, irrespective of when they were billed. Audit fees included services and expenses related to the fiscal 2016 and 2015 annual financial statement audits, including quarterly reviews and certain statutory audits of foreign subsidiaries, as well as, in fiscal 2015, fees and expenses related to registered offerings of Company securities. During fiscal 2016 and 2015, audit-related services consisted of acquisition due diligence assistance. Tax services consisted of tax return preparation, tax audit assistance and various other tax-related consulting projects. The Audit Committee considered the compatibility of the audit and non-audit services provided by E&Y with the maintenance of that firm’s independence.

Audit Committee Pre-Approval Policies and Procedures

All of the services described above were approved by the Audit Committee in advance of the services being rendered.

The Audit Committee is responsible for the appointment, compensation, oversight and evaluation of the work performed by the independent registered public accounting firm. The Audit Committee must pre-approve all audit (including audit-related) services and permitted non-audit services provided by the independent registered public accounting firm in accordance with the pre-approval policies and procedures established by the Audit Committee.

The Audit Committee annually approves the scope and fee estimates for the quarterly reviews, year-end audit, statutory audits, acquisition due diligence and tax work to be performed by the Company’s independent registered public accounting firm for the next fiscal year. With respect to other permitted services, management defines and presents specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee pre-approves specific engagements, projects and categories of services on a fiscal year basis, subject to individual project thresholds and annual thresholds. In assessing requests for services by the independent registered public accounting firm, the Audit Committee considers whether such services are consistent with the auditor’s independence, whether the independent registered public accounting firm is likely to provide the most effective and efficient service based upon its familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality. In making its recommendation to ratify the appointment of E&Y as our auditor for fiscal 2017, the Audit Committee has considered whether the non-audit services provided by them are compatible with maintaining their independence. The Chief Financial Officer regularly reports to the Audit Committee regarding the aggregate fees for which the independent registered public accounting firm has been engaged for such engagements, projects and categories of services compared to the approved amounts.

*    *    *    *    *

By order of the Board of Directors

Patricia M. Whaley
Vice President, General Counsel and Secretary

Milwaukee, Wisconsin

June 9, 2016

A copy (without exhibits) of Rexnord’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended March 31, 2016, will be provided without charge to each record or beneficial owner of shares of Rexnord’s common stock as of the May 31, 2016 Record Date on the written request of that person directed to: Investor Relations, Rexnord Corporation, 247 Freshwater Way, Suite 300, Milwaukee, Wisconsin 53204. See also page 1 of this Proxy Statement. In addition, copies are available on Rexnord’s website at www.rexnord.com/investors.

Appendix A

REXNORD CORPORATION

PERFORMANCE INCENTIVE PLAN

[as Amended and Restated]

1.	PURPOSE OF PLAN

The purpose of this Rexnord Corporation Performance Incentive Plan, as amended and restated (formerly known as the Rexnord Corporation 2012 Performance Incentive Plan) (this “Plan”), of Rexnord Corporation, a Delaware corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.	ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or any of its Subsidiaries; (b) a director of the Corporation or any of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or any of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or any of its Subsidiaries) to the Corporation or any of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.	PLAN ADMINISTRATION

3.1

The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, the Securities and Exchange Commission (the “SEC”) or by law, this Plan shall be administered by a committee composed entirely of independent (or such similar term) directors (within the meaning assigned thereto by the applicable listing agency, the SEC or by law).

3.2

Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)

grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c)	approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)

construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)

accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)

adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6, and provided, however, that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by stockholders) shall such an adjustment constitute a “repricing” (by amendment, substitution, cancellation and regrant, exchange or other means) of the per share exercise or base price of any option or stock appreciation right, as applicable;

(h)

determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)

determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)

acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration, provided, however, that in no case without stockholder approval shall the Corporation effect a “repricing” of a stock option or stock appreciation right granted under this Plan by purchasing the option or stock appreciation right at a time when the exercise or base price of the award is greater than the fair market value of a share of Common Stock; and

(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3

Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4

Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1

Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2

Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is 12,150,000 shares of Common Stock (inclusive of the 8,350,000 shares available under the Plan prior to the Effective Date, as defined below).

The following limits also apply with respect to awards granted under this Plan:

(a)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 12,150,000 shares.

(b)	The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 1,700,000 shares.

(c)

The maximum number of shares of Common Stock subject to all awards that are granted during any calendar year to any individual under this Plan, including awards described under (b) above, is 2,200,000 shares. This limit does not apply, however, to shares delivered in respect of compensation earned but deferred.

(d)

The maximum number of shares of Common Stock subject to all awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”) that granted during any calendar year to any individual under this Plan (other than Qualifying Options and Qualifying SARs, as defined in Section 5.2, and cash awards) is 1,000,000 shares.

(e)

The maximum amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $5,000,000.

(f)	The maximum number of shares of Common stock that may be issued with a vesting period of less than one year is five percent of the shares available under the Plan.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10. Performance-Based Awards that are cancelled during the year shall be counted against the above limits to the extent required by Section 162(m) of the Code.

4.3

Awards Settled in Cash, Reissue of Awards and Shares. Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or any of its Subsidiaries to satisfy the tax withholding obligations related to any award, shall count against the limits of Section 4.2 and shall not be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4

Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.	AWARDS

5.1

Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or any of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1    Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2    Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or any of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or any of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3    Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.

5.1.4    Other Awards. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock or restricted stock units, performance stock or performance stock units, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below.

5.2

Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may but are not required to be, and options and SARs granted to officers and employees (“Qualifying Options” and “Qualifying SARS,” respectively) typically will be, granted as awards intended to qualify as Performance-Based Awards. The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 4.2, 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1    Class; Administrator. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or any of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2    Performance Goals. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria with respect to the Corporation or any one or more Subsidiaries or other business units or product lines of the Corporation, or per share (“Business Criteria”) as selected by the Administrator in its sole discretion: earnings; cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities and includes de-levered cash flow); total stockholder return; gross revenue; revenue growth; operating income (before or after taxes); net earnings (before or after interest, taxes, depreciation and/or amortization); return on equity, capital, assets or net investment; cost, expense or debt containment, reduction or ratios; working capital; quantifiable customer satisfaction or market share; economic profit; economic value added; order intake; asset utilization; inventory; quantifiable brand awareness; or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

5.2.3    Form of Payment. Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof.

5.2.4    Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5    Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6    Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan, subject to any subsequent extension that may be approved by stockholders. This Section 5.2.6 shall not affect the Administrator’s authority to grant new awards that are not intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

5.3

Award Agreements. Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Corporation by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator and recorded by the Corporation (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally (in each case, an “award agreement”), as the Administrator may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4

Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5

Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

(i)	services rendered by the recipient of such award;

(ii)	cash, check payable to the order of the Corporation, or electronic funds transfer;

(iii)	notice and third party payment in such manner as may be authorized by the Administrator;

(iv)	the delivery of previously owned shares of Common Stock;

(v)	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

(vi)

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.6

Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock as furnished by the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Stock were reported by the Exchange on that date, the closing price (in regular trading) for a share of Common Stock as furnished by the Exchange for the next preceding day on which sales of Common Stock were reported by the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock as furnished by the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the Exchange for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7	Transfer Restrictions.

5.7.1    Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2    Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.7.3    Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)	transfers to the Corporation (for example, in connection with the expiration or termination of the award),

(b)

the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)

subject to any applicable limitations on ISOs, transfers to a family member (or former family member), or to a grantor trust established by the participant, if approved or ratified by the Administrator,

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)

the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8

International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or any of its Subsidiaries outside of the United States. To assure the viability of awards granted to participants employed in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplemental to, or amendments, restatements or alternative version of this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative version that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan in any other country.

6.	EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1

General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. Section 7.3 sets forth the effect of certain termination of employment following a Change in Control, as defined thereunder. If the participant is not an employee of the Corporation or any of its Subsidiaries and provides other services to the Corporation or any of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or any of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2

Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or any of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or any of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or any of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or any of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the applicable award agreement.

6.3

Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7.	ADJUSTMENTS; ACCELERATION

7.1

Adjustments. Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust: (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2

Corporate Transactions - Assumption and Termination of Awards. Upon the occurrence of a Change in Control, as defined below, the Administrator may make provision for a cash payment in settlement of or in consideration for the termination of, or for assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Without limiting the preceding provision, in connection with any Change in Control, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

In any of the Change in Control events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such Change in Control (as opposed to on the occurrence of such Change in Control) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable Change in Control and/or reinstate the original terms of the award if a Change in Control giving rise to an acceleration does not occur.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

As used herein, “Change in Control” means any of the following events:

(a)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (i) the then-outstanding shares of Common Stock (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1) and (2) of subsection (c) of this definition;

(b)

The cessation for any reason of individuals who, as of the Effective Date, as defined below, constitute the Board (the “Incumbent Board”) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)

The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, and (2) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)	The approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

7.3

Corporate Transaction - Qualifying Termination of Employment and Accelerated Vesting. Unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or (unless the Administrator has provided for the termination of the award) the award would otherwise continue in accordance with its terms as described in Section 7.2, then upon a Participant’s “involuntary termination” of employment with the Corporation and all of its Subsidiaries (or any successor employer thereto) during the period commencing 90 days prior to and ending on the second anniversary of the date of a Change in Control (the “Protection Period”), subject to Section 7.4 and unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award. For purposes of this Section 7.3, a participant shall have an “involuntary termination” of employment if his or her employment is terminated by the Corporation or a Subsidiary without Cause or by the participant for Good Reason. Termination of employment due to death or disability shall not be considered an involuntary termination.

Unless otherwise provided in an award agreement, “Cause” means any of the following:

(a)

A participant’s willful and continued failure to perform substantially his or her duties owed to the Corporation or a Subsidiary after a written demand for substantial performance is delivered to the participant specifically identifying the nature of such unacceptable performance and is not cured by the participant within a reasonable period, not to exceed 30 days;

(b)	A participant is convicted of (or pleads guilty or no contest to) a felony or any crime involving moral turpitude;

(c)	A participant has engaged in conduct that constitutes gross misconduct in the performance of his or her employment duties; or

(d)	A participant breaches any representation, warranty or covenant under an award agreement or an employment agreement or other agreement or arrangement with the Corporation or a Subsidiary.

An act or omission by a participant shall not be “willful” if conducted in good faith and with the participant’s reasonable belief that such conduct is in the best interests of the Corporation or a Subsidiary.

As used herein, “Good Reason” means, without the express written consent of a participant, the occurrence of any of the following events during a Protection Period:

(a)

The participant’s base salary or target annual bonus opportunity under the Corporation’s Management Incentive Compensation Plan or other similar annual bonus plan of the Corporation or a Subsidiary is materially reduced;

(b)

The participant’s duties or responsibilities are negatively and materially changed in a manner inconsistent with the participant’s position (including status, offices, titles, and reporting responsibilities) or authority; or

(c)	The Corporation or a Subsidiary requires a participant’s principal office to be relocated more than 50 miles from its location as of the date immediate preceding a Change in Control.

Notwithstanding the foregoing, Good Reason shall not exist unless the participant provides the Board of Directors of the Corporation not less than 30 nor more than 90 days’ written notice, with specificity, of the grounds constituting Good Reason and an opportunity within such notice period for the Corporation to cure such grounds, and the Corporation fails to cure such grounds within the prescribed time period. Such notice shall be given within 90 days following the initial existence of such grounds constituting Good Reason for such notice and subsequent termination, if not so cured above, to be effective.

7.4

Other Acceleration Rules. The Administrator may override the provisions of Section 7.2 or 7.3 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.5

Golden Parachute Limitation. Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall any award or payment be accelerated under this Plan to an extent or in a manner so that such award or payment, together with any other compensation and benefits provided to, or for the benefit of, the participant under any other plan or agreement of the Corporation or any of its Subsidiaries, would not be fully deductible by the Corporation or any of its Subsidiaries for federal income tax purposes because of Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the participant may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation or any of its Subsidiaries is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code. Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Corporation or any of its Subsidiaries, or is a participant in a severance program sponsored by the Corporation or any of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), or the applicable award agreement includes such provisions, the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to the awards held by that participant (for example, and without limitation, a participant may be a party to an employment agreement with the Corporation or any of its Subsidiaries that provides for a “gross-up” as opposed to a “cut-back” in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that participant).

8.	OTHER PROVISIONS

8.1

Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or any of its Subsidiaries, provide such assurances and representations to the Corporation or any of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2

No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3

No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or any of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or any of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4

Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or any of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or any of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5

Tax Withholding. Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or any of its Subsidiaries shall have the right at its option to:

(a)	require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or any of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b)

deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) at least the minimum amount of any taxes which the Corporation or any of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy applicable withholding obligation on exercise, vesting or payment.

8.6	Effective Date, Termination and Suspension, Amendments.

8.6.1    Effective Date. This Plan is amended and restated effective as of May 18, 2016 (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2    Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3    Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

8.6.4    Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

8.6.5    Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7

Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Construction; Severability.

8.8.1    Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

8.8.2    Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3    Plan Construction.

(a)

Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b)

Section 162(m). Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or any of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

(c)

Section 409A. It is the intent of the Corporation that the awards under this Plan and the Committee’s exercise of authority or discretion with respect thereto shall comply with and avoid the imputation of any tax, penalty or interest under Section 409A of the Code. The Plan and the terms and conditions of the awards granted under this Plan shall be construed and interpreted consistent with that intent.

8.9

Clawback. The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policies as may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

8.10

Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.11

Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or any of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or any of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or any of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.12

Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.13

No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.14

Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

* * *

ANNUAL MEETING OF STOCKHOLDERS OF

To Be Held At:

Water Council Building

247 Freshwater Way

Milwaukee, Wisconsin 53204

July 28, 2016

9:00 a.m. Central Time

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the webpage.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or call 1-718-921-8500 from other countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement, annual report and proxy card are available at http://www.astproxyportal.com/ast/17558

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the internet. i

¢ 20433000000000000000 5	072816

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. The election of each of the following nominees as a director for a three-year term expiring in fiscal 2020 (except as marked to the contrary below):			2. Approval of the amendment to, and restatement of, the Rexnord Corporation Performance Incentive Plan.	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: ¡ Mark S. Bartlett ¡ David C. Longren ¡ George C. Moore ¡ John M. Stropki		3. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2017.	☐	☐	☐

In their discretion, the proxies are authorized to vote on any other business as may properly come before the Annual Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no instructions are specified, this proxy will be voted “FOR” each of the nominees for director listed in Proposal 1 and “FOR” Proposals 2 and 3.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

0                         ¢

REXNORD CORPORATION

247 Freshwater Way, Suite 300

Milwaukee, Wisconsin 53204

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Todd A. Adams, Mark W. Peterson and Patricia M. Whaley, and each of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of common stock of Rexnord Corporation held of record by the undersigned as of the close of business on May 31, 2016, at the Annual Meeting of Stockholders to be held at the Water Council Building, 247 Freshwater Way, Milwaukee, Wisconsin 53204, on July 28, 2016, at 9:00 a.m. Central Time, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

¢ 1.1	14475 ¢